    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1994
                                                     REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            VALLEY NATIONAL BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

          NEW JERSEY                        6711                        22-2477875
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OF ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                            ------------------------
                                1445 VALLEY ROAD

                            WAYNE, NEW JERSEY 07470
                                  201-305-8800
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                        GERALD H. LIPKIN, CHAIRMAN & CEO

                            VALLEY NATIONAL BANCORP
                                1445 VALLEY ROAD
                            WAYNE, NEW JERSEY 07470
                                  201-305-8800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

            RONALD H. JANIS, ESQ.                           MICHAEL HORN, ESQ.
          PITNEY HARDIN KIPP & SZUCH                        MCCARTER & ENGLISH
                P.O. BOX 1945                                  GATEWAY FOUR
         MORRISTOWN, NEW JERSEY 07962                    NEWARK, NEW JERSEY 07102
                (201) 966-8263                                (201) 622-4444

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Date of the Merger, as defined in the Amended and Restated Agreement and Plan of Merger dated as of August 26, 1994 (the "Agreement"), between the Registrant and Rock Financial Corporation, attached as Appendix A to the Proxy Statement/Prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------
                                                      PROPOSED
                                                       MAXIMUM        PROPOSED
TITLE OF EACH CLASS                                   OFFERING        MAXIMUM        AMOUNT OF
OF SECURITIES TO                     AMOUNT TO          PRICE        AGGREGATE     REGISTRATION
BE REGISTERED                      BE REGISTERED      PER UNIT*   OFFERING PRICE*       FEE
- ------------------------------------------------------------------------------------------------
Common Stock, No Par Value......  1,755,100 Shares     $24.46       $42,929,746      $8,585.95
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (f)(1) under the Securities Act based on the average of the bid and asked prices for Rock Financial Corporation Common Stock as of September 28, 1994.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            VALLEY NATIONAL BANCORP

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS
                             CROSS REFERENCE SHEET

ITEM 1. CROSS REFERENCE SHEET.

     Pursuant to Item 501 of Regulation S-K, this cross-reference sheet shows the location in the Prospectus/Proxy Statement of responses to Items 1 through 19 of Part I of Form S-4

  ITEM                                                         LOCATION OR HEADING IN
  NO.                     CAPTION                            PROSPECTUS/PROXY STATEMENT
  ----   ------------------------------------------  ------------------------------------------
   1.    Forepart of Registration Statement and
         Outside Front Cover Page of Prospectus....  Cross Reference Sheet, Cover Page of
                                                     Prospectus/Proxy Statement
   2.    Inside Front and Outside Back Cover Pages
         of Prospectus.............................  Inside Front Cover
   3.    Risk Factors, Ratio of Earnings to Fixed
         Charges and Other Information
         Introduction (S-K-503)....................  SUMMARY OF PROXY STATEMENT/PROSPECTUS
         (a).......................................  SUMMARY OF PROXY
                                                     STATEMENT/PROSPECTUS -- Principal
                                                     Businesses
         (b).......................................  SUMMARY OF PROXY
                                                     STATEMENT/PROSPECTUS -- Principal
                                                     Businesses
         (c).......................................  SUMMARY OF PROXY
                                                     STATEMENT/PROSPECTUS -- The Merger
         (d).......................................  VALLEY NATIONAL BANCORP FINANCIAL SUMMARY
                                                     AND SELECTED PER SHARE DATA; ROCK
                                                     FINANCIAL CORPORATION FINANCIAL SUMMARY
                                                     AND SELECTED PER SHARE DATA
         (e).......................................  PRO FORMA COMBINED FINANCIAL INFORMATION
         (f).......................................  SUMMARY OF PROXY
                                                     STATEMENT/PROSPECTUS -- Summary Per Share
                                                     Data
         (g).......................................  SUMMARY OF PROXY
                                                     STATEMENT/PROSPECTUS -- Summary Per Share
                                                     Data
         (h).......................................  SUMMARY OF PROXY
                                                     STATEMENT/PROSPECTUS -- Meeting of Rock
                                                     Shareholders
         (i).......................................  SUMMARY OF PROXY
                                                     STATEMENT/PROSPECTUS -- The Merger
         (j).......................................  SUMMARY OF PROXY
                                                     STATEMENT/PROSPECTUS -- The Merger

  ITEM                                                         LOCATION OR HEADING IN
  NO.                     CAPTION                            PROSPECTUS/PROXY STATEMENT
  ----   ------------------------------------------  ------------------------------------------
         (k).......................................  SUMMARY OF PROXY
                                                     STATEMENT/PROSPECTUS -- The Merger
   4.    Terms of the Transaction
         (a).......................................  THE PROPOSED MERGER
         (b).......................................  THE PROPOSED MERGER -- Fairness Opinion
         (c).......................................  THE PROPOSED MERGER -- General Description
   5.    Pro Forma Financial Information...........  PRO FORMA COMBINED FINANCIAL INFORMATION
   6.    Material Contacts with the Company Being
         Acquired..................................  THE PROPOSED MERGER -- Interests of
                                                     Management in the Merger
   7.    Additional Information Required for
         Reoffering by Persons and Parties Deemed
         to be Underwriters........................  NOT APPLICABLE
   8.    Interests of Named Experts and Counsel....  LEGAL OPINION
   9.    Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities...............................  NOT APPLICABLE
  10.    Information with Respect to S-3
         Registrants...............................  INFORMATION DELIVERED AND INCORPORATED BY
                                                     REFERENCE
  11.    Incorporation of Certain Information by
         Reference.................................  INFORMATION DELIVERED AND INCORPORATED BY
                                                     REFERENCE
  12.    Information with Respect to S-2 or S-3
         Registrants...............................  NOT APPLICABLE
  13.    Incorporation of Certain Information by
         Reference.................................  NOT APPLICABLE
  14.    Information with Respect to Registrants
         other than S-3 or S-2 Registrants.........  NOT APPLICABLE
  15.    Information with Respect to S-3
         Companies.................................  NOT APPLICABLE
  16.    Information with Respect to S-2 or S-3
         Companies.................................  INFORMATION DELIVERED AND INCORPORATED BY
                                                     REFERENCE
  17.    Information with Respect to Companies
         Other than S-2 or S-3 Companies...........  NOT APPLICABLE
  18.    Information if Proxies, Consents or
         Authorizations are to be Solicited........  INTRODUCTORY STATEMENT; THE PROPOSED
                                                     MERGER -- Consideration;
                                                     -- Interests of Management in the Merger;
                                                     -- Management and Operations After the
                                                     Merger
  19.    Information if Proxies, Consents or
         Authorization Are Not to be Solicited
         or in an Exchange Offer...................  NOT APPLICABLE

                           ROCK FINANCIAL CORPORATION
                                350 ROCK AVENUE
                       NORTH PLAINFIELD, NEW JERSEY 07060

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER    , 1994
                            ------------------------

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Rock Financial Corporation ("Rock") will be held at the main office of Rock at 350 Rock Avenue, North Plainfield, New Jersey 07060 on
November   , 1994 at   a.m., for the purpose of considering and voting upon the
following matters:

          1. A proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 26, 1994 (the "Agreement") by and among Rock, Rock's bank subsidiary, RockBank, (the "Bank"), Valley National Bancorp ("Valley"), and Valley's national bank subsidiary, Valley National Bank ("VNB"), providing for the Merger (the "Merger") of Rock with and into Valley, pursuant to which each share of Rock common stock outstanding on the effective date of the Merger will be exchanged for 1.85 shares (the "Exchange Ratio") of Valley common stock subject to adjustment, as more fully set forth in the Agreement.

          2. Such other business as may properly come before the Meeting or any adjournment thereof.

     Only those shareholders of record as of the close of business on
          , 1994 will be entitled to notice of, and to vote at, the Meeting. A list of such shareholders will be available at the Meeting.

     Consummation of the Merger is subject to certain conditions, including approval of the Merger by the affirmative vote at the Meeting of at least a majority of the shares of Rock common stock voting at the Meeting, whether in person or by proxy. Your vote is important regardless of the number of shares that you own. Whether or not you plan to attend the Meeting, please mark, date and sign the enclosed proxy and return it as soon as possible in the enclosed stamped envelope. You may revoke the proxy at any time prior to its exercise.

                                          By Order of the Board of Directors,

                                          ALAN D. LIPSKY,
                                          President

North Plainfield, New Jersey
            , 1994

     THE ATTACHED PROXY STATEMENT/PROSPECTUS SHOULD BE READ CAREFULLY. STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO ROCK. IF YOU ATTEND THE MEETING, YOU MAY SUPERSEDE YOUR EXECUTED PROXY BY VOTING IN PERSON.

                           ROCK FINANCIAL CORPORATION

                                PROXY STATEMENT

                                      FOR

                        SPECIAL MEETING OF STOCKHOLDERS
                         OF ROCK FINANCIAL CORPORATION
                                 TO BE HELD ON
                                            , 1994
                            ------------------------

                            VALLEY NATIONAL BANCORP

                                   PROSPECTUS

                                      FOR

                    COMMON STOCK OF VALLEY NATIONAL BANCORP
                        TO BE ISSUED IN CONNECTION WITH
                    THE MERGER OF ROCK FINANCIAL CORPORATION
                     WITH AND INTO VALLEY NATIONAL BANCORP
                            ------------------------

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of Rock Financial Corporation ("Rock") to be used at a special meeting of its stockholders (the "Meeting") to
be held on           , 1994. The purpose of the Meeting is to consider and vote upon an Amended and Restated Agreement and Plan of Merger dated as of August 26, 1994 (the "Agreement") by and among Rock, Rock's bank subsidiary, RockBank ("the Bank"), Valley National Bancorp ("Valley") and Valley National Bank ("VNB"), Valley's national bank subsidiary, pursuant to which Rock will be merged with and into Valley. In addition, the Bank will be merged with and into VNB. A copy of the Agreement is attached as Appendix A to this Proxy Statement/Prospectus.

     In accordance with the terms of the Agreement, upon approval of the Agreement by the stockholders of Rock and receipt of all requisite regulatory approvals and the satisfaction or waiver of all conditions, Rock will merge (the "Merger") into Valley, which will be the surviving entity in the Merger. In connection with the Merger, each share of common stock of Rock, $3.33 1/3 par value per share (the "Rock Common Stock") issued and outstanding immediately prior to the Effective Time (as hereinafter defined), will be exchanged for 1.85 shares (the "Exchange Ratio") of common stock of Valley, no par value (the "Valley Common Stock") subject to certain adjustments more fully described in this Proxy Statement/Prospectus. In addition, each holder of an option to purchase Rock common stock pursuant to Rock's existing stock option plans will have the right to receive an amount of Valley Common Stock equal to the difference between the exercise price and the value of the Valley Common Stock to be received at the Effective Time for each share of Rock Common Stock; if the holder will become a Valley or VNB employee at the Effective Time, the holder will have the right to choose instead to convert the option into an option to purchase Valley Common Stock, all as more fully described in this Proxy Statement/Prospectus. In connection with the Merger, the Bank will also be merged into VNB (the "Bank Merger"), with VNB continuing to operate thereafter as a wholly owned subsidiary of Valley.

     Valley has filed a Registration Statement pursuant to the Securities Act of 1933, as amended, covering the shares of Valley Common Stock which will be issued in connection with the Merger. In addition to constituting the Rock Proxy Statement for the meeting, this document constitutes a Prospectus of Valley with respect to the Valley Common Stock to be issued if the Merger is consummated.

     Rock stock certificates should not be returned to the Company with the enclosed proxy and should not be forwarded until after receipt of a letter of transmittal which will be provided to Rock stockholders upon consummation of the Merger.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO SELL, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS AT ANY TIME, NOR ANY DISTRIBUTION OF SHARES OF VALLEY COMMON STOCK, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

        The date of this Proxy Statement/Prospectus is           , 1994.

                             AVAILABLE INFORMATION

     Valley and Rock are both subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith they file reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates concerning Valley's directors and officers, their compensation, options granted to them and any material interests of affiliated persons in transactions with Valley and its subsidiaries is set forth in proxy statements for annual meetings of stockholders distributed to stockholders of Valley and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 15th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Valley has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act") (together with all amendments and supplements thereto, the "Registration Statement"), with respect to the securities being offered by this Proxy Statement/Prospectus. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to Valley and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto.

              INFORMATION DELIVERED AND INCORPORATED BY REFERENCE

     Copies of Rock's Annual Report to Shareholders for the year ended December 31, 1993 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 accompany this Proxy Statement/Prospectus.

     The following documents filed by Valley with the Commission are incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1993.

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994.

          3. Current Reports on Form 8-K dated July 11, 1994 and August 30,
             1994.

          4. The description of Valley Common Stock set forth in Valley's Registration Statement on Form 8-A filed by Valley pursuant to
             Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     The following documents filed by Rock with the Commission are incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1993.

          2. Annual Report to Shareholders for the year ended December 31, 1993, except for the Chairman's and President's letter and lists of Rock's and the Bank's management.

          3. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994.

          4. Current Reports on Form 8-K dated July 5, 1994 and August 26, 1994.

     All documents filed by Valley pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the Meeting shall be deemed incorporated by reference into this Proxy Statement/Prospectus and part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Those documents pertaining to Valley are available upon written or oral request from Alan Eskow, Corporate Secretary, Valley National Bancorp, 1445 Valley Road, Wayne, New Jersey 07470; telephone number (201) 305-8800. Those documents pertaining to Rock are available upon written or oral request from Edward R. Wright, Executive Vice President, Rock Financial Corporation, 350 Rock Avenue, North Plainfield, New Jersey 07061, telephone number (908) 561-4600. Copies will be furnished (without exhibits) free of charge. In order to insure timely delivery of the documents, any request should be made by at least five business days prior to the date of the Meeting.

                           PROXY STATEMENT/PROSPECTUS

                           ROCK FINANCIAL CORPORATION

      SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                , 1994
                            ------------------------

                               TABLE OF CONTENTS

Available Information.................................................................      3
Information Delivered and Incorporated by Reference...................................      4
Summary of Proxy Statement/Prospectus.................................................      7
  Meeting of Rock Shareholders........................................................      7
  The Merger..........................................................................      8
  Comparative Per Share Data..........................................................     11
  Principal Businesses................................................................     12
Certain Information Regarding Valley..................................................     13
  General.............................................................................     13
  Valley National Bank................................................................     13
Certain Information Regarding Rock....................................................     13
Selected Financial Information........................................................     14
  Selected Historical Financial Information of Valley National Bancorp................     15
  Selected Historical Financial Information of Rock Financial Corporation.............     17
Pro Forma Combined Financial Information..............................................     19
Introductory Statement................................................................     27
  Purpose of Meeting..................................................................     27
  Vote Required; Shares Entitled to Vote..............................................     27
  Solicitation, Voting and Revocation of Proxies......................................     27
The Proposed Merger...................................................................     28
  General Description.................................................................     28
  Consideration.......................................................................     28
  Conversion of Stock Options.........................................................     28
  Reasons for the Merger..............................................................     29
  Interests of Management in the Merger...............................................     29
  Fairness Opinion....................................................................     30
  Resale Considerations with Respect to the Valley Common Stock.......................     34
  Conditions to the Merger............................................................     35
  Regulatory Approvals................................................................     36
  Management and Operations After the Merger..........................................     36
  Description of Valley Capital Stock.................................................     36
  Exchange of Certificates............................................................     37
  Effective Time; Amendments; Termination.............................................     37
  Accounting Treatment of the Merger..................................................     38
  Federal Income Tax Consequences.....................................................     38
  Stock Option for Shares of Rock Common Stock........................................     39
Comparative Market Prices of Valley and Rock Common Stock.............................     41
Beneficial Ownership of Rock Common Stock.............................................     42
Stockholder Proposals.................................................................     42
Legal Opinion.........................................................................     43
Experts...............................................................................     43

APPENDICES:
Appendix A...................................   Amended and Restated Agreement and Plan of
                                                Merger by and among Valley National Bancorp,
                                                Valley National Bank, Rock Financial
                                                Corporation and RockBank dated as of August
                                                26, 1994
Appendix B...................................   Stock Option Agreement dated July 5, 1994 by
                                                and between Rock Financial Corporation and
                                                Valley National Bancorp
Appendix C...................................   Fairness Opinion of Ryan, Beck & Co.

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS

     The following information is a brief summary of certain information with respect to the matters to be considered at the Meeting. This summary is necessarily incomplete and is qualified in its entirety by the more detailed information contained elsewhere in the Proxy Statement. Shareholders should read carefully the details of the Proxy Statement. Certain capitalized terms used in this Summary and in the Notice of Meeting of Shareholders are defined elsewhere in the Proxy Statement.

                          MEETING OF ROCK SHAREHOLDERS

Date, Time and Place
  of Meeting...............  November   , 1994,   a.m., at the offices of Rock
                             Financial Corporation, 350 Rock Avenue, North
                             Plainfield, New Jersey 07060.

Record Date................            , 1994

Shares Outstanding on
Record Date and Entitled to
  Vote.....................            Shares of Common Stock

Purpose of Meeting.........  (1) To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of August 26, 1994 (the "Agreement") by and among Rock, the Bank, Valley and VNB, providing for the merger (the "Merger") of Rock with and into Valley, with each share of Rock common stock, $3.33 1/3 par value per share (the "Rock Common Stock") outstanding on the effective date of the Merger being exchanged for 1.85 shares (the "Exchange Ratio") of Valley common stock, no par value (the "Valley Common Stock") subject to adjustment in certain circumstances pursuant to the Agreement, and (2) to transact any other business that properly may be brought before the Meeting.

                             If the Merger is approved and becomes effective, Rock will be merged into Valley, which will be the surviving entity in the Merger. In addition, the Bank will be merged into VNB, which will be the surviving entity and which will continue to operate as a subsidiary of Valley. See "THE PROPOSED MERGER General Description; -- Consideration".

Vote Required for Approval
  of Merger................  The affirmative vote, in person or by proxy, of a majority of the shares of Rock Common Stock, voted at the Meeting is required to approve the Merger. See "INTRODUCTORY STATEMENT -- Vote Required; Shares Entitled to Vote". Approximately 47.73% of the outstanding shares of Rock Common Stock is beneficially owned by executive officers and directors of Rock and their affiliates as of September 13, 1994. The executive officers and directors of Rock have indicated that they intend to vote all of their shares in favor of approval of the Merger.

Recommendation of the Board
  of Directors of Rock.....  The Board of Directors of Rock has unanimously approved the Merger and recommends that
                             shareholders vote "FOR" the Merger. See
                             "INTRODUCTORY STATEMENT Purpose of the Meeting; THE PROPOSED MERGER -- Reasons for the Merger".

                                   THE MERGER

Description of the
Merger.....................  At the time the Merger becomes effective (the
                             "Effective Time"), Rock will be merged into Valley with Valley as the surviving corporation. See "THE PROPOSED MERGER -- General Description".

Consideration..............  Rock shareholders will receive 1.85 shares (the
                             "Exchange Ratio") of Valley Common Stock for each share of Rock Common Stock held. The Exchange Ratio is subject to adjustments in certain circumstances, as more fully described in the Proxy Statement. In lieu of receiving fractional shares of Valley Common Stock, Rock shareholders will be entitled to receive, without interest, a cash payment equal to the value of any fractional share interest to which they would otherwise be entitled. The value of such fractional share interest will be determined by the Average Closing Price of Valley Common Stock (as hereinafter defined). All shares of Valley Common Stock to be issued to each Rock shareholder will be aggregated to constitute as many whole shares as possible before determining such shareholder's fractional share interest. See "THE PROPOSED
                             MERGER -- Consideration". In addition, the holder of each outstanding option (a "Rock Option") to purchase Rock Common Stock pursuant to Rock's existing stock option plans for officers and employees will be entitled to receive shares of Valley Common Stock having a value equal to the difference between the exercise price of the Rock Option and the value of the shares of Valley Common Stock to be exchanged for each share of Rock Common Stock (such value to be determined using the Average Closing Price of Valley Common Stock); if the holder will become a Valley or VNB employee at the Effective Time, the holder will have the right to choose instead to convert the Rock Option into an option to purchase Valley Common Stock, on certain terms and conditions more fully described elsewhere in this Proxy Statement/Prospectus. See "THE PROPOSED MERGER -- Conversion of Stock Options". Under New Jersey law, the Rock shareholders are not entitled to dissenter's rights of appraisal.

Certain Federal Income Tax
  Consequences.............  The Merger is conditioned upon the receipt of an opinion of counsel to Valley to the effect that the Merger will constitute a tax-free reorganization as defined in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended. For information regarding certain federal income tax matters, see "THE PROPOSED MERGER -- Federal Income Tax Consequences."

Accounting Treatment of the
  Merger...................  The Merger will be accounted for as a pooling-of-interests for financial reporting purposes. Under the pooling-of interests method of accounting, Rock's historical basis of assets, liabilities and shareholders equity will be retained by Valley as the surviving entity. For a discussion of the effects of pooling-of-interests accounting, see "PRO FORMA COMBINED FINANCIAL INFORMATION" and "THE PROPOSED MERGER -- Accounting Treatment of the Merger."

Required Regulatory
Approvals..................  Consummation of the Merger requires the approval or waiver of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Comptroller of the Currency (the "OCC"). Applications for such approvals or waivers have been filed. While Valley and Rock anticipate receiving the approvals or waivers, there can be no assurance that they will be granted, or that they will be granted on a timely basis without conditions unacceptable to Valley or Rock. See "THE PROPOSED
                             MERGER -- Regulatory Approvals".

Conditions to the Merger...  Consummation of the Merger is contingent upon a number of conditions, including receiving all necessary regulatory approvals or waivers; the approval of the Merger by at least a majority of the issued and outstanding shares of Rock Common Stock; an opinion of Pitney, Hardin, Kipp & Szuch, counsel to Valley, to the effect that the Merger will result in a tax free reorganization; and an opinion of Ryan, Beck & Co., Inc. ("Ryan Beck"), advisors to Rock, that the Merger is fair to the shareholders of Rock from a financial point of view. Ryan Beck's opinion is included as Appendix
                             C. See "THE PROPOSED MERGER -- Fairness
                             Opinion; -- Regulatory Approvals; and -- Conditions to the Merger."

Termination Rights.........  The Agreement may be terminated by either Rock or
                             Valley if the Effective Time has not occurred by March 31, 1995. The Agreement may be terminated by Rock if the Average Closing Price (as defined) of Valley Common Stock is (i) $21.00 or less or (ii) the Average Closing Price is $23.50 or less and the percentage change of the market price of Valley Common Stock, calculated by comparing the average price of Valley Common Stock in the ten trading days ending July 19, 1994 to the average price in the ten trading days ending five trading days preceding to the Closing, does not exceed the percentage change of the market price of a selected group of financial institutions, calculated by comparing the average prices of such group during the same measuring periods, and, in either case, the parties do not negotiate a new Exchange Ratio. For a more complete description of the foregoing termination rights, and for a description of other termination rights available to Rock and Valley, see "THE PROPOSED MERGER -- Effective Time; Amendments; Termination; -- Conditions to the Merger".

Effective Time.............  A closing under the Agreement (the "Closing") will occur on the first business month-end date following receipt of all necessary regulatory approvals, or at such other time agreed to by Valley and Rock. A Certificate of Merger will be filed with the New Jersey Secretary of State immediately following the Closing. The time of such filing shall be the "Effective Time." The parties are cooperating to try to ensure that the Effective Time will be December 31, 1994, although this date is dependent upon satisfaction of all conditions precedent, some of which are not under control of Valley and/or Rock. See "THE PROPOSED
                             MERGER -- Effective Time; Amendments;
                             Termination; -- Regulatory Approvals".

Fairness Opinion...........  The Board of Directors of Rock has retained Ryan
                             Beck to evaluate the terms of the Merger. Ryan Beck
                             has delivered a written opinion dated October   ,
                             1994 to the Board of Directors of Rock to the effect that the consideration to be received by the Rock shareholders pursuant to the Agreement is, as of the date of such opinion, fair to such shareholders from a financial point of view. For information concerning the matters reviewed, assumptions made and factors considered by Ryan Beck, see "THE PROPOSED MERGER -- Fairness Opinion" and Appendix C to the Proxy Statement/Prospectus, which sets forth the Ryan Beck fairness opinion in its entirety.

Stock Option to Valley for
  Rock Shares..............  Valley and Rock entered into a Stock Option
                             Agreement dated July 5, 1994 (the "Stock Option Agreement") in connection with the negotiation by Valley and Rock of the Agreement. Pursuant to the Stock Option Agreement, Rock has granted to Valley an option, exercisable only under certain limited and specifically defined circumstances, to purchase up to 102,000 authorized but unissued shares of Rock Common Stock, representing approximately 11% of the currently outstanding shares of Rock Common Stock (the "Option"), for an exercise price of $43.00 per share. Valley does not have any voting rights with respect to the shares of Rock Common Stock subject to the Option prior to exercise of the Option.

                             The Stock Option Agreement is attached as Appendix B hereto. In the event that certain specifically enumerated "Triggering Events" occur and the Merger is not consummated, Valley would recognize a gain on the sale of the shares of Rock Common Stock received pursuant to the exercise of the Option if such shares of Rock Common Stock were sold at prices exceeding $43.00 per share. The ability of Valley to exercise the Option and to cause up to an additional 102,000 shares of Rock Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Rock, as it is likely to increase the cost of an acquisition of all of the shares of Rock Common Stock which would then be outstanding. The exercise of the option by Valley may also make a "pooling-of-interests" accounting treatment unavailable to a subsequent acquiror. See "THE PROPOSED MERGER -- Stock Option for Shares of Rock Common Stock."

Interests of Management In
  the Transaction..........  As of September 13, 1994, the directors and officers of Rock beneficially owned in the aggregate 441,663 shares of Rock Common Stock, or 47.73% of the then issued and outstanding shares of Rock Common Stock. These officers and directors have indicated their intention to vote in favor of the Merger. In addition, although it is not required by the Agreement, Valley has indicated its intent to employ Mr. Alan D. Lipsky, President of Rock and the Bank, as an executive officer of VNB following the Effective Time.

Conversion of Stock Options
  held by Officers and
  Employees of Rock........  The officers and employees of Rock who hold Rock
                             Options will be entitled to receive shares of Valley Common Stock having a value equal to the difference between the exercise price of the Rock Option and the value of the Shares of Valley Common Stock to be exchanged for each share of Rock Common Stock in the Merger (such value to be determined using the Average Closing Price of Valley Common Stock); if the officer or employee will become a Valley or VNB employee at the Effective Time, such person will have the right to choose instead to convert the Rock Option into an option to purchase Valley Common Stock, on certain terms and conditions more fully described in this Proxy Statement/Prospectus. See "THE PROPOSED
                             MERGER -- Conversion of Stock Options".

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

     The following table sets forth the earnings and dividends per share of Valley Common Stock and Rock Common Stock for the six months ended June 30, 1994 and for each of the three years ended December 31, 1993, on an historical and pro forma basis as well as pro forma equivalent per share data for Rock. The table also sets forth the book value per share of both Valley Common Stock and Rock Common Stock at June 30, 1994 and at December 31, 1993, 1992 and 1991, on an historical and pro forma basis as well as pro forma equivalent per share data for Rock. The historical per share data have been derived from the financial statements of Valley and Rock which are incorporated by reference herein. The pro forma combined share data have been derived after giving effect to the Merger as if it occurred at the beginning of the period presented using the pooling-of-interests method of accounting.

     The historical per share data for Valley has been restated to retroactively reflect the effect of stock splits and stock dividends and the historical per share data of Rock has been restated to retroactively reflect stock dividends. See "PRO FORMA COMBINED FINANCIAL INFORMATION" and "VALLEY NATIONAL BANCORP FINANCIAL SUMMARY AND SELECTED PER SHARE DATA" and "ROCK FINANCIAL CORPORATION FINANCIAL SUMMARY AND SELECTED PER SHARE DATA".

                                                                                                PRO FORMA
                                                                                               EQUIVALENT
                                                  HISTORICAL     HISTORICAL     PRO FORMA       PER ROCK
                                                  VALLEY(1)       ROCK(1)        COMBINED       SHARE(2)
                                                  ----------     ----------     ----------     -----------
SIX MONTHS ENDED JUNE 30, 1994
  Earnings Per Share............................    $ 1.08         $ 1.15         $ 1.05         $  1.94
  Book Value....................................     10.12          19.57          10.14           18.76
  Cash Dividends Per Common Share(3)(4).........      0.50           0.90           0.50            0.93
YEAR ENDED DECEMBER 31, 1993
  Earnings Per Share............................    $ 2.05         $ 2.40         $ 2.00         $  3.70
  Book Value....................................      9.85          19.58           9.88           18.28
  Cash Dividends Per Common Share(3)(4).........      0.78           1.68           0.78            1.44
YEAR ENDED DECEMBER 31, 1992
  Earnings Per Share............................    $ 1.59         $ 1.94         $ 1.56         $  2.89
  Book Value....................................      8.33          18.85           8.43           15.60
  Cash Dividends Per Common Share(3)(4).........      0.70           1.50           0.70            1.30
YEAR ENDED DECEMBER 31, 1991
  Earnings Per Share............................    $ 1.15         $ 1.75         $ 1.14         $  2.11
  Book Value....................................      7.43          18.41           7.58           14.02
  Cash Dividends Per Common Share(3)(4).........      0.66           1.34           0.66            1.22

- ---------------
(1) Restated to give retroactive effect to stock splits and dividends.

(2) Rock pro forma equivalent per share data is computed by multiplying the pro forma combined per share data (giving effect to the Merger) by the Exchange Ratio of 1.85.

(3) The amount of future dividends payable by Valley, if any, is subject to the discretion of Valley's Board of Directors. The Directors normally consider Valley's and VNB's cash needs, general business conditions, dividends from subsidiaries and applicable governmental regulations and policies.

(4) Pro forma amounts assume that Valley would have declared cash dividends per share of Valley Common Stock equal to its historical cash dividends per share of Valley Common Stock declared.

     The following table presents information concerning the market price of Valley Common Stock and Rock Common Stock for the dates indicated: July 5, 1994, the last business day preceding the announcement of the letter of intent and
October   , 1994, a date shortly prior to mailing this Proxy
Statement/Prospectus. The table also presents the equivalent value of Valley Common Stock per Rock share which has been calculated by multiplying the market price of Valley Common Stock on the dates indicated by the Exchange Ratio of
1.85. Rock Common Stock is traded on the NASDAQ National Market System. Valley Common Stock is traded on the New York Stock Exchange. See "COMPARATIVE MARKET PRICES OF VALLEY AND ROCK COMMON STOCK." Rock shareholders are urged to obtain current market quotations for the Valley and Rock Common Stock. Because the Exchange Ratio is fixed, Rock shareholders are not assured of receiving any specific market value of Valley Common Stock. The price of Valley Common Stock at the Effective Time may be higher or lower than the market price at the time of entering into the letter of intent, the time of mailing this Proxy Statement/Prospectus or at the time of the Meeting.

                                                           MARKET PRICE
                                                             PER SHARE
                                                    ---------------------------
                                                                     ROCK           EQUIVALENT VALUE
                                                    VALLEY      ---------------      OF VALLEY STOCK
                                                    CLOSING      BID      ASK       PER SHARE OF ROCK
                                                    -------     ------   ------     -----------------
July 5, 1994......................................  $ 27.38     $43.50   $47.00          $ 50.65

October   , 1994

                              PRINCIPAL BUSINESSES

Valley.....................  Valley is a bank holding company organized under the laws of the State of New Jersey and registered under the Bank Holding Company Act of 1956, as amended. Valley has one banking subsidiary, Valley National Bank, which operates 58 branches located in Bergen, Passaic, Essex, Hudson and Morris Counties, New Jersey. At June 30, 1994, Valley had consolidated assets of approximately $3.5 billion. Valley's principal executive offices are located at 1445 Valley Road, Wayne, New Jersey 07474, and its telephone number is (201) 305-8800. See "CERTAIN INFORMATION REGARDING VALLEY"; "AVAILABLE INFORMATION"; and "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE."

Rock.......................  Rock is a bank holding company organized under the laws of the State of New Jersey and registered under the Bank Holding Company Act of 1956, as amended. Rock has one banking subsidiary, RockBank, which operates five branches, located in Middlesex, Somerset and Union Counties, New Jersey. At June 30, 1994, Rock had total assets of approximately $187 million. Rock's principal executive offices are located at 350 Rock Avenue, North Plainfield, New Jersey 07060, and its telephone number is (908) 561-4600. See "CERTAIN INFORMATION REGARDING ROCK"; "AVAILABLE INFORMATION" and "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE."

                      CERTAIN INFORMATION REGARDING VALLEY

GENERAL

     Valley is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). Valley was organized under the laws of New Jersey in 1983 by VNB for the purpose of creating a bank holding company for VNB. In addition to VNB, Valley indirectly owns additional subsidiaries through VNB, including two investment subsidiaries and a mortgage servicing subsidiary. The corporate headquarters of Valley is located in Wayne, New Jersey.

     As of June 30, 1994, Valley had consolidated assets of approximately $3.5 billion, deposits of $3.1 billion and stockholders' equity of $273.4 million.

VALLEY NATIONAL BANK

     VNB, a wholly owned subsidiary of Valley, is a commercial bank established in 1927 under the laws of the United States of America. It maintains its main office in Passaic, New Jersey and operates out of 58 offices in Bergen, Passaic, Essex, Hudson and Morris Counties of New Jersey.

     VNB provides a full range of commercial and retail bank services, including the acceptance of demand, savings and time deposits. Retail lending, primarily residential mortgages and automobile loans constitutes a substantial part of VNB's business. VNB also provides commercial loans and mortgages to a variety of businesses and offers full personal, corporate and pension trust and other fiduciary services.

     Additional information about Valley and VNB is included in documents incorporated by reference in this Proxy Statement-Prospectus. See "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE."

                       CERTAIN INFORMATION REGARDING ROCK

     Rock is a bank holding company registered under the Bank Holding Company Act of 1956, as amended and subject to examination by the Board of Governors of the Federal Reserve System. Rock is headquartered in North Plainfield, New Jersey. Rock was incorporated in 1985 for the purpose of acting as a holding company for the Bank which is Rock's sole operating subsidiary.

     The Bank was incorporated as a New Jersey state chartered commercial bank in July, 1969, and provides a full range of commercial banking services and products, including loans to individuals and businesses in the communities in which the Bank operates, various deposit accounts, and home mortgage loan programs providing fixed and variable rate mortgage loans, second mortgage loans and home equity loans. The Bank is also an active participant in Small Business Administration lending and is an SBA preferred lender. The Bank presently operates through a network of five branches located in the Bank's primary service area of Middlesex, Somerset and Union Counties, New Jersey. In addition to the Bank, Rock indirectly owns through the Bank two investment subsidiaries, one of which holds bonds while the other holds and rents residential real estate properties.

                         SELECTED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The tables presented on pages 15-18 set forth certain condensed historical financial information of Valley and Rock and are based on the consolidated financial statements of Valley and Rock including the respective notes thereto, which are incorporated by reference herein and should be read in conjunction therewith, including Management's Discussion and Analysis of Results of Operations and Financial Condition with respect to each of them, which are incorporated by reference herein. Interim unaudited data for Valley for the six months ended June 30, 1994 and 1993 reflect, in the opinion of management of Valley, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Interim unaudited data for Rock for the six months ended June 30, 1994 and 1993 reflect, in the opinion of the management of Rock, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six months ended June 30, 1994 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                  SELECTED HISTORICAL FINANCIAL INFORMATION OF
                            VALLEY NATIONAL BANCORP
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                         SIX MONTHS ENDED JUNE
                                                                                  30,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
SELECTED STATEMENT OF INCOME DATA:
  Total interest income................................................  $111,182     $110,499
  Total interest expense...............................................    41,378       44,885
  Net interest income..................................................    69,804       65,614
  Provision for possible loan losses...................................     1,800        3,500
  Net interest income after provision for possible loan losses.........    68,004       62,114
  Total other income...................................................    11,519       13,578
  Total other expense..................................................    35,784       33,421
  Income before income taxes...........................................    43,739       42,271
  Income taxes.........................................................    14,766       14,552
  Income before cumulative effect of accounting change.................    28,973       27,719
  Cumulative effect of accounting change...............................        --         (402)
  Net income...........................................................    28,973       27,317
PER SHARE DATA(1):
  Income before cumulative effect of accounting change.................  $   1.08     $   1.06
  Cumulative effect of accounting change...............................        --        (0.02)
  Net income...........................................................      1.08         1.04
  Book value...........................................................     10.12         9.24
  Dividends............................................................       .50         0.37
  Return on average assets.............................................      1.68%        1.72%
  Return on average equity.............................................     21.02%       23.44%

- ---------------
(1) The per share data for 1993 has been restated to give retroactive effect to a stock dividend in 1994.

                  SELECTED HISTORICAL FINANCIAL INFORMATION OF
                            VALLEY NATIONAL BANCORP
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              YEARS ENDED DECEMBER 31,
                                           --------------------------------------------------------------
                                              1993         1992         1991         1990         1989
                                           ----------   ----------   ----------   ----------   ----------
SELECTED STATEMENT OF INCOME DATA:
  Total interest income..................  $  224,331   $  223,004   $  198,844   $  174,206   $  165,958
  Total interest expense.................      88,150      108,146      107,896       95,964       91,349
  Net interest income....................     136,181      114,858       90,948       78,242       74,609
  Provision for possible loan losses.....       6,000       16,000       12,000       12,225        2,025
  Net interest income after provision for
     possible loan losses................     130,181       98,858       78,948       66,017       72,584
  Total other income.....................      25,027       28,854       12,630       10,343        8,771
  Total other expenses...................      70,895       64,808       48,984       38,941       35,614
  Income before income taxes.............      84,313       62,904       42,594       37,419       45,741
  Income taxes...........................      29,668       21,306       12,477       10,289       11,845
  Income before cumulative effect of
     accounting change...................      54,645       41,598       30,117       27,130       33,896
  Cumulative effect of accounting
     change..............................        (402)          --           --           --           --
  Net income.............................      54,243       41,598       30,117       27,130       33,896
PER SHARE DATA(1):
  Income before cumulative effect of
     accounting change...................  $     2.06   $     1.59   $     1.15   $     1.04   $     1.29
  Cumulative effect of accounting
     change..............................       (0.01)          --           --           --           --
  Net income.............................        2.05         1.59         1.15         1.04         1.29
  Book value.............................        9.85         8.33         7.43         6.91         6.56
  Dividends..............................        0.78         0.70         0.66         0.66         0.64
  Return on Average Assets...............        1.64%        1.38%        1.31%        1.47%        1.95%
  Return on Average Equity...............       22.04%       19.86%       15.87%       15.04%       20.47%
SELECTED STATEMENT OF
  CONDITION DATA:
  Total assets...........................  $3,413,502   $3,169,775   $2,864,869   $2,004,220   $1,823,355
  Investment securities held to
     maturity............................     939,993    1,087,753    1,216,088      386,706      295,785
  Investment securities available for
     sale................................     441,482      330,772           --           --           --
  Federal funds sold.....................      88,050       67,000           --       22,000       30,000
  Loans (net of unearned income).........   1,802,000    1,519,943    1,376,927    1,451,739    1,352,084
  Allowance for possible loan losses.....      35,205       28,772       21,937       15,921        8,925
  Deposits...............................   3,079,757    2,884,774    2,557,359    1,749,300    1,580,501
  Federal funds purchased and
     securities sold under agreements
     to repurchase.......................      35,110       23,071       36,027       28,464       18,393
  Shareholders' equity...................     264,428      218,271      194,529      180,643      171,510

- ---------------
(1) The per share data has been restated to give retroactive effect to stock splits and dividends.

                  SELECTED HISTORICAL FINANCIAL INFORMATION OF
                           ROCK FINANCIAL CORPORATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                           -------------------
                                                                            1994         1993
                                                                           ------       ------
SELECTED STATEMENT OF INCOME DATA:
  Total interest income..................................................  $6,318       $6,532
  Total interest expense.................................................   2,095        2,745
  Net interest income....................................................   4,223        3,787
  Provision for possible loan losses.....................................      95          180
  Net interest income after provision for possible loan losses...........   4,128        3,607
  Total other income.....................................................     821          869
  Total other expenses...................................................   3,322        3,135
  Income before income taxes.............................................   1,627        1,341
  Income taxes...........................................................     565          438
  Net income.............................................................   1,062          903
PER SHARE DATA(1):
  Net income.............................................................  $ 1.15       $ 0.98
  Book value.............................................................   19.57        19.02
  Dividends..............................................................    0.90         0.80
  Return on Average Assets...............................................    1.11%         .97%
  Return on Average Equity...............................................   11.74        10.54

- ---------------
(1) The per share data for 1993 has been restated to give retroactive effect to stock dividends.

                  SELECTED HISTORICAL FINANCIAL INFORMATION OF
                           ROCK FINANCIAL CORPORATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        YEARS ENDED DECEMBER 31,
                                      ------------------------------------------------------------
                                        1993         1992         1991         1990         1989
                                      --------     --------     --------     --------     --------
SELECTED STATEMENT OF INCOME DATA:
  Total interest income.............  $ 13,130     $ 13,596     $ 14,049     $ 14,210     $ 14,030
  Total interest expense............     5,276        6,801        7,798        8,372        7,914
  Net interest income...............     7,854        6,795        6,251        5,838        6,116
  Provision for possible loan
     losses.........................       360          320          268          570           45
  Net interest income after
     provision for possible loan
     losses.........................     7,494        6,475        5,983        5,268        6,071
  Total other income................     2,006        2,113        2,087        1,150        1,142
  Total other expenses..............     6,264        6,018        5,397        4,421        4,366
  Income before income taxes........     3,236        2,570        2,673        1,997        2,847
  Income taxes......................     1,035          789        1,070          495          747
  Net income........................     2,201        1,781        1,603        1,502        2,100
PER SHARE DATA(1):
  Net income........................  $   2.40     $   1.94     $   1.75     $   1.63     $   2.27
  Book value........................     19.58        18.85        18.41        16.96        17.63
  Dividends.........................      1.68         1.50         1.34         1.20         0.89
  Return on Average Assets..........      1.16%         .95%        1.00%        1.03%        1.53%
  Return on Average Equity..........     12.68%       10.54%        9.88%        9.10%       13.46%
SELECTED STATEMENT OF CONDITION
  DATA:
  Total assets......................  $191,365     $187,630     $190,193     $144,842     $151,862
  Investment securities held to
     maturity.......................    51,580       71,395       56,399       21,467       13,696
  Investments available for sale....    19,598        2,015        9,239           --           --
  Federal funds sold................     5,000           --           --        2,000        4,500
  Loans (net of unearned income)....    96,941       97,449      103,424      105,605      112,983
  Allowance for possible loan
     losses.........................     1,363        1,218        1,429        1,341          878
  Deposits..........................   170,899      167,482      169,310      126,626      128,560
  Federal funds purchased and
     securities sold under
     agreements
     to repurchase..................       138          185          338          450        1,307
  Long term debt....................        --           --           --           --        2,850
  Stockholders' equity..............    18,023       17,279       16,869       15,541       16,296

- ---------------
(1) The per share data has been restated to give retroactive effect to stock dividends.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information presents the Pro Forma Combined Condensed Statement of Condition of Valley and Rock at June 30, 1994, December 31, 1993 and 1992 giving effect to the Merger as if it had been consummated at such date. Also presented is the Pro Forma Combined Condensed Statement of Income for the six months ended June 30, 1994 and the years ended December 31, 1993, 1992 and 1991 giving effect to the Merger as if it was consummated on January 1 of each year. The unaudited pro forma information is based on the historical financial statements of Valley and Rock after giving effect to the Merger under the pooling-of-interests method of accounting and based upon the adjustment contained in the accompanying note to the Pro Forma Combined Condensed Financial Statements.

     The unaudited pro forma information has been prepared by Valley's management based upon the historical financial statements and related notes thereto of Valley and Rock incorporated herein by reference. The unaudited pro forma information should be read in conjunction with such historical financial statements and notes. The Pro Forma Combined Condensed Statement of Income is not necessarily indicative of operating results which would have been achieved had the Merger been consummated as of the beginning of such period for which such data are presented and should not be construed as being representative of future periods.

              PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                       FOR SIX MONTHS ENDED JUNE 30, 1994
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                          VALLEY
                                                                         PRO FORMA       AND ROCK
                                              VALLEY         ROCK       ADJUSTMENTS      COMBINED
                                            ----------     --------     -----------     ----------
ASSETS
- ------
Cash and Due from Banks...................  $  114,317     $  3,917                     $  118,234
Federal Funds Sold........................      42,600        9,000                         51,600
Investment Securities Held to Maturity....     874,100       44,849                        918,949
Investment Securities Available for
  Sale....................................     430,176       27,658                        457,834
Loans.....................................   1,958,692       93,736                      2,052,428
Allowance for Possible Loan Losses........     (35,743)      (1,375)                       (37,118)
Other Assets..............................     117,403        9,310                        126,713
                                            ----------     --------                     ----------
          Total Assets....................  $3,501,545     $187,095                     $3,688,640
                                            ==========     ========                     ==========
LIABILITIES
- -----------
Deposits..................................  $3,138,896     $165,853                     $3,304,749
Borrowings................................      64,922          786                         65,708
Other Liabilities.........................      24,341        2,443                         26,784
                                            ----------     --------                     ----------
          Total Liabilities...............   3,228,159      169,082                      3,397,241
                                            ==========     ========                     ==========
SHAREHOLDERS' EQUITY
- --------------------
Common Stock..............................      15,112        3,096        (2,114)          16,094
Surplus...................................     115,150       14,666         2,114          131,930
Retained Earnings, net....................     145,090          449                        145,539
Treasury Stock............................      (1,966)        (198)                        (2,164)
                                            ----------     --------     -----------     ----------
     Total Shareholders' Equity...........     273,386       18,013             0          291,399
                                            ----------     --------     -----------     ----------
          Total Liabilities and
            Shareholders' Equity..........  $3,501,545     $187,095                     $3,688,640
                                            ==========     ========                     ==========

- ---------------
(1) The pro forma adjustment represents the difference between the stated value of Valley and Rock stock.

              PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                          VALLEY
                                                                         PRO FORMA       AND ROCK
                                              VALLEY         ROCK       ADJUSTMENTS      COMBINED
                                            ----------     --------     -----------     ----------
ASSETS
- ------
Cash and Due from Banks...................  $   67,455     $  8,472                     $   75,927
Federal Funds Sold........................      88,050        5,000                         93,050
Investment Securities Held to Maturity....     939,993       53,711                        993,704
Investment Securities Available for
  Sale....................................     441,482       19,598                        461,080
Loans.....................................   1,802,000       96,941                      1,898,941
Allowance for Possible Loan Losses........     (35,205)      (1,363)                       (36,568)
Other Assets..............................     109,727        9,006                        118,733
                                            ----------     --------                     ----------
          Total Assets....................  $3,413,502     $191,365                     $3,604,867
                                            ==========     ========                     ==========
LIABILITIES
- -----------
Deposits..................................  $3,079,757     $170,899                     $3,250,656
Borrowings................................      46,803          869                         47,672
Other Liabilities.........................      22,514        1,574                         24,088
                                            ----------     --------                     ----------
          Total Liabilities...............   3,149,074      173,342                      3,322,416
                                            ----------     --------                     ----------
SHAREHOLDERS' EQUITY
- --------------------
Common Stock..............................       8,660        3,096        (2,114)           9,642
Surplus...................................      46,438       14,659         2,114           63,211
Retained Earnings, net....................     211,296          466                        211,762
Treasury Stock............................      (1,966)        (198)                        (2,164)
                                            ----------     --------     -----------     ----------
     Total Shareholders' Equity...........     264,428       18,023             0          282,451
                                            ----------     --------     -----------     ----------
          Total Liabilities and
            Shareholders' Equity..........  $3,413,502     $191,365                     $3,604,867
                                            ==========     ========                     ==========

- ---------------
(1) The pro forma adjustment represents the difference between the stated value of Valley and Rock stock.

              PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                          VALLEY
                                                                         PRO FORMA       AND ROCK
                                              VALLEY         ROCK       ADJUSTMENTS      COMBINED
                                            ----------     --------     -----------     ----------
ASSETS
- ------
Cash and Due from Banks...................  $   89,695     $  8,063                     $   97,758
Federal Funds Sold........................      67,000                                      67,000
Investment Securities held to Maturity....   1,087,753       72,264                      1,160,017
Investment Securities Available for
  Sale....................................     330,772        2,015                        332,787
Loans.....................................   1,519,943       97,449                      1,617,392
Allowance for Possible Loan Losses........     (28,772)      (1,218)                       (29,990)
Other Assets..............................     103,384        9,057                        112,441
                                            ----------     --------                     ----------
          Total Assets....................  $3,169,775     $187,630                     $3,357,405
                                            ==========     ========                     ==========
LIABILITIES
- -----------
Deposits..................................  $2,884,774     $167,482                     $3,052,256
Borrowings................................      43,197          923                         44,120
Other Liabilities.........................      23,533        1,946                         25,479
                                            ----------     --------                     ----------
          Total Liabilities...............   2,951,504      170,351                      3,121,855
                                            ----------     --------                     ----------
SHAREHOLDERS' EQUITY
- --------------------
Common Stock..............................       7,180        2,939        (2,114)           8,005
Surplus...................................      34,457       13,143         2,114           49,714
Retained Earnings, net....................     177,820        1,395                        179,215
Treasury Stock............................      (1,186)        (198)                        (1,384)
                                            ----------     --------     -----------     ----------
     Total Shareholders' Equity...........     218,271       17,279             0          235,550
                                            ----------     --------     -----------     ----------
          Total Liabilities and
            Shareholders' Equity..........  $3,169,775     $187,630                     $3,357,405
                                            ==========     ========                     ==========

- ---------------
(1) The pro forma adjustment represents the difference between the stated value of Valley and Rock stock.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1994
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          VALLEY
                                                                         PRO FORMA       AND ROCK
                                               VALLEY         ROCK      ADJUSTMENTS      COMBINED
                                             -----------    --------    -----------     ----------
Total interest income......................  $   111,182    $  6,318                    $  117,500
Total interest expense.....................       41,378       2,095                        43,473
                                             -----------    --------                    ----------
Net interest income........................       69,804       4,223                        74,027
Provision for possible loan losses.........        1,800          95                         1,895
                                             -----------    --------                    ----------
Net interest income after provision for
  possible loan losses.....................       68,004       4,128                        72,132
Total non-interest income..................       11,519         821                        12,340
Total non-interest expense.................       35,784       3,322                        39,106
                                             -----------    --------                    ----------
Income before income taxes.................       43,739       1,627                        45,366
Income taxes...............................       14,766         565                        15,331
                                             -----------    --------                    ----------
Net income.................................  $    28,973    $  1,062                    $   30,035
                                             ===========    ========                    ==========
Earnings per share.........................  $      1.08    $   1.15                    $     1.05
                                             ===========    ========                    ==========
Weighted average number of shares
  outstanding..............................   26,940,198     920,499                    28,664,981
                                             ===========    ========                    ==========

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          VALLEY
                                                                         PRO FORMA       AND ROCK
                                               VALLEY         ROCK      ADJUSTMENTS      COMBINED
                                             ----------     --------    -----------     ----------
Total interest income......................  $  224,331     $ 13,130                    $  237,461
Total interest expense.....................      88,150        5,276                        93,426
                                             ----------     --------                    ----------
Net interest income........................     136,181        7,854                       144,035
Provision for possible loan losses.........       6,000          360                         6,360
                                             ----------     --------                    ----------
Net interest income after provision for
  possible loan losses.....................     130,181        7,494                       137,675
Total non-interest income..................      25,027        2,006                        27,033
Total non-interest expense.................      70,895        6,264                        77,159
                                             ----------     --------                    ----------
Income before income taxes.................      84,313        3,236                        87,549
Income taxes...............................      29,668        1,035                        30,703
                                             ----------     --------                    ----------
Income before cumulative effect of
  accounting change........................      54,645        2,201                        56,846
Cumulative effect of accounting change.....        (402)                                      (402)
                                             ----------     --------                    ----------
Net income.................................  $   54,243     $  2,201                    $   56,444
                                             ==========     ========                    ==========
Earnings per share before cumulative effect
  of accounting change.....................  $     2.06     $   2.40                    $     2.01
                                             ==========     ========                    ==========
Earnings per share(1)......................  $     2.05     $   2.40                    $     2.00
                                             ==========     ========                    ==========
Weighted average number of shares
  outstanding..............................  26,562,155      918,234                    28,282,747
                                             ==========     ========                    ==========

- ---------------
(1) The historical earnings per share of Valley and Rock has been restated to give retroactive effect to stock splits and dividends.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          VALLEY
                                                                         PRO FORMA       AND ROCK
                                               VALLEY        ROCK       ADJUSTMENTS      COMBINED
                                             -----------    -------     -----------     ----------
Total interest income......................  $   223,004    $13,596                     $  236,600
Total interest expense.....................      108,146      6,801                        114,947
                                             -----------    -------                     ----------
Net interest income........................      114,858      6,795                        121,653
Provision for possible loan losses.........       16,000        320                         16,320
                                             -----------    -------                     ----------
Net interest income after provision for
  possible loan losses.....................       98,858      6,475                        105,333
Total non-interest income..................       28,854      2,113                         30,967
Total non-interest expense.................       64,808      6,018                         70,826
                                             -----------    -------                     ----------
Income before income taxes.................       62,904      2,570                         65,474
Income taxes...............................       21,306        789                         22,095
                                             -----------    -------                     ----------
Net income.................................  $    41,598    $ 1,781                     $   43,379
                                             ===========    =======                     ==========
Earnings per share(1)......................  $      1.59    $  1.94                     $     1.56
                                             ===========    =======                     ==========
Weighted average number of shares
  outstanding..............................   26,178,072    916,568                     27,895,582
a                                            ===========    =======                     ==========

- ---------------
(1) The historical earnings per share of Valley and Rock has been restated to give retroactive effect to stock splits and dividends.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1991
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          VALLEY
                                                                         PRO FORMA       AND ROCK
                                               VALLEY         ROCK      ADJUSTMENTS      COMBINED
                                             -----------    --------    -----------     ----------
Total interest income......................  $   198,844    $ 14,049                    $  212,893
Total interest expense.....................      107,896       7,798                       115,694
                                             -----------    --------                    ----------
Net interest income........................       90,948       6,251                        97,199
Provision for possible loan losses.........       12,000         268                        12,268
                                             -----------    --------                    ----------
Net interest income after provision for
  possible loan losses.....................       78,948       5,983                        84,931
Total non-interest income..................       12,630       2,087                        14,717
Total non-interest expense.................       48,984       5,397                        54,381
                                             -----------    --------                    ----------
Income before income taxes.................       42,594       2,673                        45,267
Income taxes...............................       12,477       1,070                        13,547
                                             -----------    --------                    ----------
Net income.................................  $    30,117    $  1,603                    $   31,720
                                             ===========    ========                    ==========
Earnings per share(1)......................  $      1.15    $   1.75                    $     1.14
                                             ===========    ========                    ==========
Weighted average number of shares
  outstanding..............................   26,157,765     916,488                    27,875,127
                                             ===========    ========                    ==========

- ---------------
(1) The historical earnings per share of Valley and Rock has been restated to give retroactive effect to stock splits and dividends.

                             INTRODUCTORY STATEMENT

     All information contained in or incorporated by reference into this Proxy Statement with respect to Rock was supplied by Rock for inclusion herein. All information contained herein or incorporated by reference herein with respect to Valley was supplied by Valley. The first date on which this Proxy Statement and the enclosed form of proxy are being sent to the shareholders of Rock is on or
about             , 1994.

     This Proxy Statement does not cover any resales of shares of Valley Common Stock to be received by shareholders of Rock upon consummation of the transactions described herein. Affiliates of Rock will be subject to restrictions on their ability to resell the Valley Common Stock received by them in the Merger. See "THE PROPOSED MERGER -- Resale Considerations with Respect to Valley Common Stock."

PURPOSE OF MEETING

     At the Meeting the Rock shareholders will consider and vote upon a proposal to approve the Agreement and the Merger. A copy of the Agreement is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. The Agreement provides for the exchange of 1.85 shares of Valley Common Stock, subject to adjustment in certain circumstances, for each share of Rock Common Stock outstanding at the time the Merger becomes effective (the "Effective Time"). See "THE PROPOSED MERGER".

     THE BOARD OF DIRECTORS OF ROCK UNANIMOUSLY RECOMMENDS THAT ROCK SHAREHOLDERS VOTE IN FAVOR OF THE MERGER.

VOTE REQUIRED; SHARES ENTITLED TO VOTE

     Only holders of record of Rock Common Stock at the close of business on
            , 1994 (the "Record Date") are entitled to notice of and to vote at the Meeting. The number of shares of Rock Common Stock issued, outstanding and
entitled to vote at the close of business on the Record Date was            .
The Merger must be approved by the affirmative vote at the Meeting, either in person or by proxy, of the holders of at least a majority of the votes cast at the meeting.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

     The enclosed proxy is designed to permit each shareholder of record to vote on all matters to come before the Meeting. This proxy is solicited by the Board of Directors of Rock. Any proxy may be revoked at any time before its exercise by giving written notice of revocation to Edward R. Wright, Executive Vice President, at the main office of Rock at 350 Rock Avenue, North Plainfield, New Jersey 07060. A subsequently dated and duly executed proxy, if properly presented, will revoke a prior proxy. Any shareholder entitled to vote who has previously executed a proxy may attend the Meeting and vote in person, provided he has filed a written notice of revocation of such proxy with the Secretary of the Meeting prior to the voting of such proxy. Where a shareholder specifies a choice in the form of proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made, the shares will be voted in favor of the Merger.

     The cost of soliciting proxies for the Meeting will be borne by Rock. In addition to the use of the mails, proxies may be solicited personally, by telephone or telegram, and by directors, officers and employees of Rock acting without additional compensation. Arrangements may also be made with brokers, dealers, nominees and other custodians for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and such persons may be reimbursed by Rock for reasonable out-of-pocket expenses.

                              THE PROPOSED MERGER

GENERAL DESCRIPTION

     The Agreement is attached as Appendix A to this Proxy Statement. Descriptions of the Merger and the Agreement are qualified in their entirety by reference to the Agreement which is hereby incorporated in this Proxy Statement by reference.

     The Agreement provides that, at the Effective Time, Rock will be merged with and into Valley and Valley shall be the surviving corporation (the "Surviving Corporation") and all the property, rights, powers and franchises of each of Rock and Valley shall vest in the Surviving Corporation. Immediately following the Effective Time, the Bank will be merged into VNB (the "Bank Merger") with VNB the surviving bank (the "Surviving Bank"). The separate identity and existence of the Bank shall cease upon consummation of the Bank Merger and all property, rights, powers and franchises of each of the Bank and VNB shall vest in the Surviving Bank and the Surviving Bank shall continue to operate as a wholly owned subsidiary of Valley. At the Effective Time of the Merger, each share of Rock Common Stock outstanding immediately prior to the Effective Time will be converted into 1.85 shares of newly issued Valley Common Stock, subject to certain adjustments as more fully described under "-- Consideration".

CONSIDERATION

     At the Effective Time of the Merger, each share of Rock Common Stock outstanding will automatically be converted into 1.85 shares of Valley Common Stock.

     The Exchange Ratio is subject to adjustment to take into account any stock split, stock dividend, stock combination, reclassification or similar transaction by Valley with respect to the Valley Common Stock. In addition, Rock has the right to terminate the Agreement because the Average Closing Price of Valley Common Stock (as defined below) is $21.00 or less, or, in certain circumstances, $23.50 or less, Rock and Valley could mutually agree to increase the Exchange Ratio prior to the Effective Time and avoid termination of the Agreement. The parties are under no obligation to change the Exchange Ratio in such circumstances.

     No holder of Rock Common Stock will be entitled to receive any fractional shares of Valley Common Stock, but instead will be entitled to receive (without interest) a cash payment in the amount of the value of such fractional share interest, determined by multiplying such holder's fractional interest by the Average Closing Price (as defined below) of Valley Common Stock. All shares of Valley Common Stock that individual Rock shareholders are entitled to receive in exchange for each share of Rock Common Stock held will be aggregated to constitute as many whole shares of Valley Common Stock as possible before determining the amount of a cash payment for fractional shares.

     The "Average Closing Price" is defined in the Agreement as the average of the closing prices of Valley Common Stock as reported on the New York Stock Exchange and published in the Wall Street Journal during the first ten of the fifteen consecutive trading days immediately proceeding the Effective Time. The Average Closing Price is subject to adjustment to take into account any stock split, stock dividend, stock combination, reclassification, or similar transaction by Valley with respect to the Valley Common Stock.

     Under New Jersey law, holders of Rock Common Stock are not entitled to dissenter's rights of appraisal in connection with the Merger.

CONVERSION OF STOCK OPTIONS

     The Agreement provides that each outstanding option to purchase Rock Common Stock (a "Rock Option") granted under either of Rock's existing stock option plans will be converted at the Effective Time into either an option to purchase Valley Common Stock or the right to receive shares of Valley Common Stock, as more fully described below. Rock maintains the 1983 Rock Financial Corporation Incentive Stock Option Plan and the Rock Financial Corporation 1991 Incentive Stock Option Plan. Options are outstanding under both plans.

     At the Effective Time, each Rock Option will be converted, at the option of the holder of the Rock Option (the "Optionee"), into either (i) an option to purchase Valley Common Stock on the same terms and conditions existing for the current Rock Option, except that the number of shares of Valley Common Stock purchasable under the new option and the new option exercise price will both be adjusted to reflect the Exchange Ratio, or (ii) if the Rock Option is fully vested at the Closing, the right to receive a number of whole shares of Valley Common Stock equal to the difference between the exercise price of the Rock Option and the value of the Valley Common Stock to be received in exchange for one share of Rock Common Stock in the Merger, with such value measured using the Average Closing Price of Valley Common Stock. Only an Optionee who will become an employee of Valley or VNB immediately after the Effective Time is entitled to select alternative (i). Any Optionee whose options are fully vested and who either chooses alternative (ii) or is limited to alternative (ii) because the Optionee will not become an employee of Valley or VNB immediately after the Effective Time will receive an aggregate whole number of shares of Valley Common Stock for all Rock Options so converted and if applicable, an amount in cash equal to the fractional interest in Valley Common Stock such Optionee would otherwise be entitled to receive, multiplied by the Average Closing Price of Valley Common Stock. Any Optionee choosing or limited to alternative (ii) should carefully consider the possibility of exercising his or her Rock Options prior to the Effective Time, rather than having such Rock Options converted into Valley Common Stock at the Effective Time, which would cause an immediate recognition of taxable income to the Optionee. See "THE PROPOSED
MERGER -- Federal Income Tax Consequences" for a discussion of the federal income tax consequences of these alternatives.

     From and after the Effective Time, each Rock Option which is converted into an option to purchase Valley Common Stock will be administered, operated and interpreted by a committee comprised of members of the Board of Directors of Valley appointed by such board. Valley has agreed to reserve for issuance the number of shares of Valley Common Stock necessary to satisfy Valley's obligations under such options, and to register such shares, if they are not previously registered to the Securities Act.

     Holders of Rock Options will receive an Option Preference Form after the mailing of this Proxy Statement/Prospectus but prior to the Effective Time and may exercise the election by submitting the Option Preference Form as specified in such form.

REASONS FOR THE MERGER

     The Board of Directors of Rock has approved the Merger, believes it to be in the best interests of the shareholders of Rock and unanimously recommends that Rock shareholders vote "FOR" the Agreement. The Board of Directors of Rock believes that the terms of the Merger are fair to Rock's shareholders. After an evaluation of the business, financial and market factors effecting Rock, Valley's historical financial results, and consultation with its financial advisor, the members of the Board of Directors of Rock unanimously voted to approve the Agreement.

     Although Rock has been consistently profitable, the Board believes that shareholders of Rock would be better served by converting their investment in Rock into an investment in Valley at the Exchange Ratio pursuant to the terms of the Agreement. Among other things, Valley, as a larger institution, is better positioned to succeed in the increasingly competitive environment in which banks are now operating. In addition, the Board believes that ownership of Valley Common Stock, which is traded on the New York Stock Exchange, will provide Rock shareholders with a far more liquid investment than will continued ownership of Rock Common Stock. Finally, the Board believes that Valley's operations and business philosophy are consistent with those of Rock.

INTERESTS OF MANAGEMENT IN THE MERGER

     As of September 13, 1994, the directors and officers of Rock beneficially owned in the aggregate 441,663 shares of Rock Common Stock, or 47.73% of the then issued and outstanding shares of Rock Common Stock. These officers and directors have indicated their intention to vote in favor of the Merger. In addition, Valley has indicated its intention to employ Mr. Alan D. Lipsky, President of Rock and the Bank, as an executive officer of VNB following the Effective Time.

     In addition to the foregoing, the Agreement requires Valley to provide the directors and officers of Rock and the Bank indemnification equivalent to that provided by the current Certificate of Incorporation and Bylaws of Rock and the Bank with respect to acts or omissions occurring prior to the Effective Time, for a period of six years from the Effective Time or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved.

FAIRNESS OPINION

     By letter dated July 21, 1994, Rock retained Ryan, Beck & Co., Inc. ("Ryan, Beck") to render a fairness opinion ("Opinion") to the Rock Board of Directors regarding the consideration to be paid to the shareholders of Rock pursuant to the terms of the Merger. The Rock Board of Directors retained Ryan, Beck based upon its experience and expertise. Ryan, Beck is regularly engaged in the valuation of banks and bank holding companies in connection with mergers, acquisitions and other securities transactions. Ryan, Beck has knowledge of, and experience with, the New Jersey banking markets and financial institutions operating in these markets.

     In such capacity, Ryan, Beck rendered its oral opinion on August 25, 1994
and its written opinion on             , both to the effect that, in its
opinion, the Exchange Ratio was fair to Rock's shareholders from a financial point of view, as of such respective dates. No limitations were imposed by the Rock Board of Directors upon Ryan, Beck with respect to the investigations to be made or procedures to be followed by it in arriving at its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF RYAN, BECK DATED             , 1994
IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT. SHAREHOLDERS OF ROCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. RYAN, BECK'S OPINION IS DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED BY ROCK'S SHAREHOLDERS IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF ROCK AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Ryan, Beck reviewed certain publicly available business and financial information relating to Rock and Valley. For purposes of its opinion and in connection with its analysis and review of the consideration to be paid under the terms of the proposed Merger to the shareholders of Rock, Ryan, Beck (i) reviewed the Merger Agreement; (ii) the Valley registration statement on Form S-4 and the Rock Proxy Statement for the Special Meeting of Stockholders; (iii) reviewed Valley's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1991 through 1993, and Valley's quarterly reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994; (iv) reviewed Rock's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1991 through 1993, and Rock's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994; (v) reviewed the historical stock prices and trading volume of Rock's Common Stock; (vi) reviewed the historical stock prices and trading volume of Valley's Common Stock; (vii) as more particularly described below under "Comparable Companies and Comparable Acquisitions Analysis," reviewed the terms of recent acquisitions of publicly-traded commercial banking organizations which Ryan, Beck deemed generally comparable to Rock; (viii) reviewed certain operating and financial information, including projections, provided to Ryan, Beck by the management of Valley and Rock relating to their respective business and prospects; (ix) as more particularly described below under "Comparable Companies and Comparable Acquisition Analysis," reviewed the publicly-available financial data and stock market performance data of publicly-traded banking institutions which Ryan, Beck deemed generally comparable to Rock and Valley; and (x) conducted such other studies, analyses, inquiries and examinations as Ryan, Beck deemed appropriate. Ryan, Beck also met separately with the management of Rock and Valley to discuss their respective past and current businesses, operations, financial condition and future prospects.

     In connection with its review, Ryan, Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Rock and Valley provided to Ryan, Beck by the companies and their representatives. Ryan, Beck also did not independently verify but instead assumed that the allowances for loan losses set forth in the balance sheets of Rock and Valley at June 30, 1994 were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. Ryan, Beck was not retained to, nor did it conduct a physical inspection of any of the properties or facilities of Rock and Valley, nor was it retained to nor did Ryan, Beck make any independent evaluation or appraisal of Rock's and Valley's assets or liabilities. Ryan, Beck also assumed that the Merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Valley and Rock and their respective subsidiaries.

     In arriving at its Opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analysis and the process underlying Ryan, Beck's Opinion. The preparation of a fairness opinion concerning a transaction such as the Merger is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis and summary description.

     In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Rock and Valley. Any estimates contained in Ryan, Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

     The following is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its August 25, 1994 oral opinion, which analyses and procedures were presented to Rock's Board of Directors on that date.

     Comparable Companies and Comparable Acquisitions Analysis. Ryan, Beck compared Rock's financial data as of June 30, 1994 with that of a group of 36 selected commercial banking organizations which had announced acquisition transactions between September 30, 1993 and August 19, 1994. This group was comprised of commercial banking organizations with total assets between $100 and $300 million, and tangible equity exceeding 7.5% of total assets. Ryan, Beck deemed this group to be generally comparable to Rock. As of June 30, 1994, Rock had a 9.56% tangible equity to assets ratio and a 2.71% non-performing assets to assets ratio, and for the six months ended June 30, 1994 Rock had an annualized return on average assets of 1.11% and an annualized return on average equity of 11.74%. These ratios were compared to the median ratios for the 36 commercial banking organizations calculated as a 9.62% tangible equity to assets ratio, a 0.92% non-performing assets to total assets ratio, a 1.33% year-to-date return on average assets (annualized), and a 13.90% year-to-date return on average equity (annualized).

     Ryan, Beck also calculated certain ratios based on the proposed Exchange Ratio of 1.85 shares of Valley Common Stock for each share of Rock Common Stock. These ratios related the value of the proposed transaction to Rock's stated book value, tangible book value, latest twelve months earnings per share, and premium over tangible book value as a percentage of core deposits. On August 19, 1994, the day as of which Ryan, Beck calculated these ratios, the closing price for Valley Common Stock was $26.375 per share. Given the fixed Exchange Ratio and a price of $26.375 per Valley share, the aggregate value of the proposed transaction would be $45.5 million and the value to Rock shareholders would be 249.3% of stated book value, 251.2% of tangible book value, 19.1 times Rock's last twelve months' earnings per share, and a premium over tangible book value as a percent of core deposits of 16.9%. This was compared to the median ratios for the 36 selected acquisitions of 167.4% of book value, 170.9% of tangible book value, 13.5 times last twelve months' earnings and premium over tangible book value as a percent of core deposits of 9.0%.

     Ryan, Beck also considered the value of the transaction should the price of Valley stock drop to the "Price Test" levels identified in the Agreement. The Price Test is intended to give Rock the right to terminate or renegotiate the Agreement if the market value of a share of Valley common stock falls below $21.00 or if the market value falls below $23.50 and Valley common stock under-performs the common stock of a specified group of Valley's peers during a specified time period. Given the fixed Exchange Ratio of 1.85 shares of Valley Common Stock for each share of Rock Common Stock and assuming a $23.50 per share price of

Valley Common Stock, the aggregate value to Rock shareholders of the proposed transaction would be $40.5 million, representing 222.2% of stated book value, 223.9% of tangible book value, 17.0 times last twelve months earnings, and a premium over tangible book value equal to 13.8% of core deposits. Given the fixed Exchange Ratio of 1.85 shares of Valley Common Stock for each share of Rock Common Stock and assuming a $21.00 per share price of Valley Common Stock, the aggregate value to Rock shareholders of the proposed transaction would be $36.1 million, representing 198.5% of stated book value, 200.1% of tangible book value, 15.2 times last twelve months earnings, and a premium over tangible book value equal to 11.2% of core deposits.

     Ryan, Beck also compared the financial data of Rock as of June 30, 1994 to median data calculated from a selected group of 31 commercial banks that Ryan, Beck deemed generally comparable to Rock. Included in the peer group were commercial banking institutions having total assets between $100 million and $300 million, tangible equity exceeding 7.5% of assets, non-performing assets less than 5% of assets and a return on assets greater than 0.85% for the latest twelve month period. From an earnings' perspective Rock, with a latest twelve months' return on average assets of 1.24%, a latest twelve months' return on average equity of 13.22% and a latest twelve months' efficiency ratio of 63.50%, compared favorably with the peer group medians of 1.20%, 13.02% and 65.77%, respectively. By other measures Rock compared less favorably, with a tangible equity to assets ratio of 9.56% versus the peer group median of 10.06%, a non-performing assets to total assets ratio of 2.71% versus a median of .50% for the peer group, and a reserve for loan losses to non-performing loans ratio of 34.80% versus the peer group median of 178.25%. Ryan, Beck compared other income, expense and balance sheet information of such companies with similar information concerning Rock.

     Ryan, Beck also compared Valley's stock price multiples of 12.4 times latest twelve month earnings and 268.9% of tangible book value, tier-one capital as a percent of average quarterly tangible assets of 7.99%, return on average assets of 1.63%, return on average equity of 20.91%, non-performing assets as a percent of total assets of 0.72%, loan loss reserves as a percent of non-performing loans of 167.2% and efficiency ratio of 44.3%, with those for selected U.S. banks and bank holding companies that Ryan, Beck deemed to be generally comparable to Valley. The comparable range and median stock prices were 7.4 to 223.4 times and 11.9 times earnings, respectively. The comparable range and median stock prices were 67.0% to 337.2% and 170.7% of tangible book value, respectively. The median tier-one capital as a percentage of average quarterly tangible assets was 8.09%, the median return on average assets was 1.13%, the median return on average equity was 13.76%, the median ratio of non-performing assets as a percent of total assets was 0.67%, the median ratio of loan loss reserves as a percent of non-performing loans was 214.8% and the median efficiency ratio was 64.1% for the selected companies. Ryan, Beck also compared other income, expense and balance sheet information of such companies with similar information concerning Valley. The selected companies include 53 banks and bank holding companies with total assets between $2 billion and $7 billion whose stock is traded on a national exchange or quoted on NASDAQ. Ryan, Beck also compared Valley's stock price performance from January 1, 1991 through July 31, 1994 to an index comprised of the 53 comparable companies previously discussed.

     No company or transaction used in "Comparable Companies and Comparable Acquisitions Analysis" is identical to Rock, Valley or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

     Discounted Cash Flow Analysis. Ryan, Beck estimated the future earnings per share and the future dividend stream that Rock could produce over a four year period assuming annual growth rates of 10%, 15% and 20% in earnings per share. Greater weight was given to the 10% and 15% earnings growth rates based upon a review of Rock's internal projections. Ryan, Beck also estimated the terminal value of Rock's common stock after the four-year period by applying an earnings per share multiple of 8 to 13 times Rock's terminal year earnings per share. Using a discounted cash flow analysis, the dividend streams and terminal values were then discounted to present values using discount rates ranging from 10% to 20%, which reflect different assumptions regarding the required rates of return of holders and prospective buyers of Rock's common stock. As a result of these varying assumptions, 108 values were calculated ranging from a low of $21.75 to a high of $58.93. The low value of $21.75 was calculated assuming an annual 10% growth rate in earnings per share, an earnings per share multiple of 8 and a 20% discount rate. The high value of $58.93 was calculated using an annual 20% growth rate, an earnings per share multiple of 13 and a 10% discount rate. Ryan, Beck then compared these values to the $48.79 in per share value that Rock shareholders would receive given the fixed Exchange Ratio of 1.85 shares of Valley Common Stock per share of Rock Common Stock and given the $26.375 price of Valley stock on the day as of which this analysis was performed. Only seven, or 6.5%, of the 108 discounted cash flow values were greater than the $48.79 in per share value resulting from the Merger, and those higher values would generally have required a 20% growth rate and/or a required rate of return to holders of Rock's Common Stock 12% or less.

     Ryan, Beck further compared the 108 values calculated in the discounted cash flow analysis described above to the $43.48 in per share value that Rock's shareholders would receive at the $23.50 "Price Test" level. In this comparison 20, or 18.5%, of the 108 discounted cash flow values exceeded the $43.48 in per share value resulting from the Merger, and those higher values would generally have required a 20% growth rate and/or a required rate of return to holders of Rock Common Stock of 16% or less or a 15% growth rate and/or a required rate of return to holders of Rock Common Stock of 12% or less. Finally, Ryan, Beck compared the 108 values calculated in the discounted cash flow analysis to the $38.85 in per share value that Rock's shareholders would receive at the $21.00 "Price Test" level. In this comparison 37, or 34.3%, of the 108 calculated values exceeded the $38.85 in per share value resulting from the Merger, and those higher values would generally have required earnings growth rates of 15% or 20%.

     Impact Analysis. Ryan, Beck analyzed the changes in the amount of fully-diluted earnings per share and fully diluted tangible book value represented by the issuance of 1.85 shares of Valley Common Stock for each share of Rock Common Stock. The analysis evaluated, among other things, possible dilution or accretion in fully diluted earnings per share and tangible book value per share for Valley. The analysis was based upon (i) June 30, 1994 balance sheet data for Rock, (ii) June 30, 1994 balance sheet data for Valley, and (iii) future earnings estimates for each, constituting a prospective analysis. No assurance can be given that such earnings can be accomplished subsequent to the completion of the Merger.

     As of the time performed, these pro forma analyses indicated that the Merger would be approximately 1.30% dilutive to Valley's fully dilutive earnings per share, and approximately 0.52% accretive to Valley's tangible book value per share. Ryan, Beck's analysis also included, among other things, the pro forma impact of the Merger on Valley's level of non-performing assets, percentage of loan loss reserves to non-performing loans and the pro forma capitalization of Valley after the Merger. This impact analysis was based upon data available at the time performed and should not be construed as indicative of the actual impact of the Merger when completed.

     Impact per Share Analysis. Ryan, Beck also analyzed the impact of the Merger on certain Valley values per Rock share based on the Exchange Ratio of
1.85 shares of Valley Common Stock for one share of Rock Common Stock. That analysis, which was based on certain assumptions made by Ryan, Beck, found that, based on the proposed Exchange Ratio, Valley's equivalent earnings per share would be $4.20 per share or 64.1% greater than existing Rock earnings per share; that Valley's equivalent tangible book value per share would be $17.98 or 7.4% less than existing Rock tangible book value per share; and that Valley's equivalent dividend income would be $1.85 per share or 2.8% greater than Rock's current dividend per share.

     Contribution Analysis. Ryan, Beck also calculated the approximately 5.9% ownership that Rock's shareholders would have in Valley subsequent to the Merger and compared that to the 4.7% of pro forma earnings, 5.1% of pro forma assets, 4.5% of pro forma loans, 15.6% of pro forma non-performing loans, 16.7% of pro forma non-performing assets, 3.7% of the pro forma loan loss reserve, 5.0% of pro forma deposits and 6.2% of pro forma equity contributed by Rock.

     In connection with its written Opinion dated             , Ryan, Beck
confirmed the appropriateness of its reliance on the analyses used to render its August 25, 1994 oral opinion by performing procedures to update certain of such analyses with the most recent available information and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     RYAN, BECK'S WRITTEN OPINION DATED             WAS BASED SOLELY UPON THE
INFORMATION AVAILABLE TO IT AND THE PREVAILING ECONOMIC, MARKET AND OTHER CIRCUMSTANCES AS THEY EXISTED AS OF THE DATE OF SUCH OPINION. EVENTS OCCURRING AFTER SUCH DATE COULD MATERIALLY AFFECT RYAN, BECK'S ASSUMPTIONS AND CONCLUSIONS CONTAINED IN THE OPINION. RYAN, BECK HAS NOT UNDERTAKEN TO REAFFIRM OR REVISE ITS OPINION OR OTHERWISE COMMENT UPON ANY EVENTS OCCURRING AFTER THE DATE THEREOF.

     The summary set forth above does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its Opinion.

     For Ryan, Beck's services in connection with the Merger, Rock has paid Ryan, Beck $10,000 and has agreed to pay Ryan, Beck an additional $35,000 upon delivery of the written Opinion. In addition, Rock has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket costs and expenses incurred in connection with the services rendered to Rock, including legal fees not to exceed $5,000.
Rock has paid Ryan, Beck $          as reimbursement of out-of-pocket expenses
to date. Rock has agreed to indemnify Ryan, Beck against certain liabilities, including liabilities under federal securities laws, incurred in connection with its services.

     Ryan, Beck has not been engaged as Rock's financial advisor in any capacity over the last three years. Ryan, Beck has actively engaged in making a market in Rock's Common Stock. Ryan, Beck has in the past represented Valley in conjunction with the potential acquisition of a banking organization in New Jersey and expects that it may represent Valley in this capacity again in the future. Ryan, Beck's research department follows all New Jersey banks and thrifts and has produced earnings estimates on Valley in addition to periodic research reports on Valley.

RESALE CONSIDERATIONS WITH RESPECT TO THE VALLEY COMMON STOCK

     The shares of Valley Common Stock that will be issued if the Merger is consummated have been registered under the Securities Act of 1933 (the "Securities Act") and will be freely transferable, except for shares received by persons, including directors and executive officers of Rock, who may be deemed to be "affiliates" of Rock under Rule 145 promulgated under the Securities Act. An "affiliate" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10% stockholders are presumed by the Securities and Exchange Commission to control the issuer. Affiliates may not sell their shares of Valley Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering the Valley Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

     Persons who may be deemed to be "affiliates" of Rock have delivered letters to Valley in which they have agreed to certain restrictions on their ability to sell, transfer or otherwise dispose of ("transfer") any Rock Common Stock owned by them and any Valley Common Stock acquired by them in the Merger. Pursuant to the accounting rules governing a pooling-of-interests, the affiliates of Rock have agreed not to transfer the shares during a period commencing with the period beginning 30 days prior to the Effective Time and ending on the date on which financial results covering at least 30 days of post-merger combined operations of Valley and Rock have been published by Valley or filed by Valley on a Form 8-K, 10-Q or 10-K. Also, in connection with the pooling-of-interests rules, the affiliates have agreed not to transfer their Rock Common Stock in the period prior to 30 days before the Effective Time without giving Valley advance notice and an opportunity to object if the transfer would interfere with pooling-of-interests accounting for the Merger. Pursuant to Rule 145, the affiliates have also agreed to refrain from transferring Valley Common Stock acquired by them in the Merger, except in compliance with certain restrictions imposed by Rule 145. Certificates representing the shares of Valley Common Stock acquired by each such person pursuant to the Merger will bear a legend reflecting that the shares are restricted in accordance with the letter signed by such person and may not be transferred except in compliance with such restrictions.

     Persons who may be deemed "affiliates" of Valley have also delivered letters in which they have agreed not to transfer Valley Common Stock beneficially owned by them in violation of the pooling-of-interests restrictions set forth above with respect to Rock.

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to satisfaction or waiver of certain conditions, including (i) approval by the affirmative vote of a majority of the shares of Rock Common Stock voting at the Meeting, whether in person or by proxy; (ii) the receipt of all consents, approvals and authorizations of all necessary federal government authorities and expiration of all required waiting periods, necessary for the consummation of the Merger (see "-- Regulatory Approvals"); (iii) the effectiveness of the registration statement covering the shares of Valley Common Stock to be issued to Rock shareholders; and (iv) qualification of the Merger to be treated by Valley as a pooling-of-interests for accounting purposes. In addition, consummation of the Merger is conditioned upon receipt by the parties of an opinion of Pitney, Hardin, Kipp & Szuch to the effect that the exchange of Rock Common Stock for Valley Common Stock is a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code (the "Code"). See "-- Federal Income Tax Consequences".

     Consummation of the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of Rock and Valley, respectively, contained in the Agreement; (ii) the performance by Rock or Valley, as the case may be, in all material respects, of all obligations under the Agreement; (iii) the absence of any litigation that would restrain or prohibit the consummation of the Merger; and (iv) receipt by the Board of Directors of Rock of a Fairness Opinion of Ryan, Beck (see
"-- Fairness Opinion").

     An additional condition to Valley's obligation to consummate the Merger is that Valley shall have received written assurances, reasonably satisfactory to it, from the U.S. Small Business Administration (the "SBA"), or from Rock based upon discussions with the SBA, that, following the Bank Merger, VNB, as successor to the Bank, shall continue to maintain the status of a preferred lender under the SBA preferred lender program. An additional condition to Rock's obligation to consummate the Merger is that Rock's prior written consent shall have been obtained if, between the date of the Agreement and the Effective Time, Valley or VNB (i) enters into one or more definitive acquisition agreements to acquire other banks, thrifts or financial institutions (or the assets and/or liabilities of such institutions) and (ii) the cumulative impact on earnings from such additional acquisitions reasonably is projected to dilute by ten percent (10%) or more the analysts' estimates of Valley's earnings per share for the year following consummation of such acquisition.

     In addition to the above described conditions, Rock may terminate the Agreement and the Merger in the event that (i) the Average Closing Price of Valley Common Stock is $21 or less, or (ii) the Average Closing Price of Valley Common Stock is $23.50 per share or less and the percentage change of the market price of Valley Common Stock during a defined measuring period does not exceed the percentage change of the stock of a selected peer group of financial institutions during the same period, all as more fully described below, and in either case the parties have not agreed to a revised Exchange Ratio. In order to determine the performance of Valley Common Stock and the stock of the peer group, the Agreement calls for the parties to determine the Percentage Change of Valley Common Stock by comparing the Average Closing Price of the Valley Common Stock during the ten consecutive trading days beginning with and including July 6, 1994, and ending with and including July 19, 1994 (the "Starting Period") to the Average Closing Price of the Valley Common Stock during the ten consecutive trading days beginning with and including the fifteenth trading day prior to the Effective Time and ending with and including the sixth trading day before the Effective Time (the "Ending Period"). In determining the performance of the peer group stock, the Agreement calls for the parties to calculate the Peer Group Percentage Change by taking the average of the reported closing prices of the peer group institutions' common stock during the Starting Period and comparing it to the average of the reported Closing Prices of the peer group stock during the Ending Period. The Agreement then calls for the parties to subtract the Valley Percentage Change from the Peer Group Percentage Change. If the resulting number is a positive number, the Valley Common Stock has not outperformed the peer group common stock. The Agreement defines the "peer group" to include BMJ Financial Corp., Broad National Bancorporation, Commerce Bancorp, Inc., CoreStates Financial Corp., First Fidelity Bancorporation, HUBCO, Inc., Interchange Financial Services Corporation, Meridian Bancorp, Inc., Midlantic Corporation, The Summit Bancorporation, UJB Financial Corp., and United National Bancorp. The Agreement goes on to provide, however, that in the event a public announcement is made that any financial institution in the peer group is negotiating with another party to be acquired, such financial institution will be retroactively excluded from the peer group. The peer group originally included United Counties Bancorporation, but United Counties Bancorporation was removed from the peer group pursuant to this provision.

REGULATORY APPROVALS

     Consummation of the Merger is subject, among other things, to prior receipt of all necessary regulatory approvals. On September 12, 1994, Valley submitted a draft application to the Federal Reserve Board seeking a waiver of the requirement for approval of the Merger under Regulation Y promulgated under the BHCA. Valley expects to convert the application to a wavier request. On September 12, 1994, Valley filed an application with the OCC for approval of the Merger under the Bank Merger Act. The approval or waiver of the Federal Reserve Board and the approval of the Comptroller are required in order for the Merger to be consummated. While both Valley and Rock anticipate receiving the required approvals or waivers, there can be no assurance that the approvals or waivers will be granted, or that they will be granted on a timely basis and without conditions that Valley or Rock find unacceptable.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     At the Effective Time, as a result of the Merger, Rock will be merged into Valley, which will be the surviving entity in the Merger. In addition, the Bank will merge into VNB, with VNB as the surviving entity. VNB will continue to operate as a subsidiary of Valley. Valley intends to appoint Alan D. Lipsky, President of Rock and the Bank, as an executive officer of VNB.

     The location of the principal office of Valley will remain unchanged -- 1445 Valley Road, Wayne, New Jersey. The branch offices of the Bank will serve as branch offices of VNB.

DESCRIPTION OF VALLEY CAPITAL STOCK

     The authorized capital stock of Valley consists of 34,125,000 shares of Common Stock. As of September 28, 1994, 27,064,182 shares of Common Stock were issued and outstanding, excluding treasury shares.

     General. Valley and Rock are both New Jersey general business corporations governed by the New Jersey Business Corporation Act and registered bank holding companies under the BHCA. Therefore, there are no material differences in the legal rights of holders of shares of Rock Common Stock and Valley Common Stock under the New Jersey Business Corporation Act. The following description of the Valley Common Stock sets forth certain general terms of the Valley Common Stock.

     Dividend Rights. Holders of Valley Common Stock are entitled to dividends when, as and if declared by the Board of directors of Valley out of funds legally available for the payment of dividends. The only statutory limitation is that such dividends may not be paid when Valley is insolvent. Because funds for the payment of dividends by Valley must come primarily from the earnings of Valley's bank subsidiary, as a practical matter, any restrictions on the ability of VNB to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Valley.

     As a national banking association, VNB is subject to limitation on the amount of dividends it may pay to Valley, VNB's only shareholder. Prior approval by the Comptroller of the Currency ("OCC") is required to the extent the total of all dividends to be declared by VNB in any calendar year exceeds net profits, as defined, for that year combined with VNB's retained net profits from the preceding two calendar years, less any transfers to capital surplus. Under this limitation, VNB could declare dividends in 1994 without prior approval of the OCC of up to $53,348,000 plus an amount equal to VNB's net profits for 1994 to the date of such dividend declaration.

     Valley is also subject to the certain Federal Reserve Board policies which may, in certain circumstances, limit its ability to pay dividends. These policies require, among other things, that a bank holding company maintain a minimum capital base. The Federal Reserve Board would most likely seek to prohibit any dividend payment which would reduce a holding company's capital below these minimum amounts.

     Voting Rights. At meetings of shareholders, holders of Valley Common Stock are entitled to one vote per share. The quorum for shareholders' meeting is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Valley Common Stock at a meeting at which a quorum is present.

     Liquidation Rights. In the event of liquidation, dissolution or winding up of Valley, holders of Valley Common Stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities.

     Assessment and Redemption. All outstanding shares of Valley Common Stock are fully paid and nonassessable. The Common Stock is not redeemable at the option of the issuer or the holders thereof.

     Other Matters. The transfer agent and registrar for Valley Common Stock is presently American Stock Transfer and Trust Company. Valley Common Stock is traded on the New York Stock Exchange, and is registered with the Commission under Section 12(b) of the Exchange Act. Valley also has outstanding stock purchase warrants issued in connection with a prior acquisition. As of June 30, 1994 warrants to purchase 641,357 shares of Common Stock were outstanding.

EXCHANGE OF CERTIFICATES

     At the Effective Time, holders of certificates formerly representing shares of Rock Common Stock will cease to have any rights as Rock shareholders and their certificates automatically will represent the shares of Valley Common Stock into which their shares of Rock Common Stock will have been converted by the Merger. As soon as practicable after the Effective Time, Valley will send written notice to each holder of Rock Common Stock immediately prior to the Effective Time, indicating the number of shares of Valley Common Stock for which such holder's shares of Rock Common Stock have been exchanged.

     Holders of outstanding certificates for Rock Common Stock, upon proper surrender of such certificates to Valley, will receive, promptly after the Effective Time, a certificate representing the full number of shares of Valley Common Stock into which the shares of Rock Common Stock previously represented by the surrendered certificates have been converted. At the time of issuance of the new stock certificate each shareholder so entitled will receive a check for the amount of the fractional share interest, if any, to which he may be entitled.

     Each share of Valley Common Stock for which shares of Rock Common Stock are exchanged will be deemed to have been issued at the Effective Time. Accordingly, Rock shareholders who receive Valley Common Stock in the Merger will be entitled to receive any dividend or other distribution which may be payable to holders of record of Valley Common Stock as of dates on or after the Effective Time. However, no dividend or other distribution will actually be paid with respect to any shares of Valley Common Stock until the certificate or certificates formerly representing shares of Rock Common Stock have been surrendered, at which time any accrued dividends and other distributions on such shares of Valley Common Stock will be paid without interest. See "-- Consideration".

     Holders of Rock Common Stock should not send in their certificates until they receive instructions from Valley.

EFFECTIVE TIME; AMENDMENTS; TERMINATION

     The Effective Time of the Merger will be the time and date on which a Certificate of Merger is filed with the Secretary of State of the State of New Jersey. The Effective Time will occur on the first business month end following the receipt of all necessary government approvals and the satisfaction and waiver of all conditions precedent to the Merger, or at such other time agreed to by Valley and Rock. (See "-- Conditions to the Merger"). At the Effective Time, a closing (the "Closing") will occur. At the Closing, documents required to satisfy the conditions to the Merger of the respective parties will be exchanged. The parties are cooperating to try to ensure that the Effective Time will be December 31, 1994. However, no assurances can be given that the conditions precedent will be met or waived by such date.

     The Agreement may be amended, modified or supplemented with respect to any of its terms by the mutual consent of Valley, VNB, Rock and the Bank at any time prior to the Effective Time.

     The Agreement may be terminated at any time prior to the Effective Time if:
(a) any representation or warranty of either party in the Agreement is not true and correct in all material respects, (b) either party breaches any covenant or agreement made by it in the Agreement, or (c) the Effective Time has not occurred on or prior to March 31, 1995. In addition, Rock may terminate the Agreement if (i) the Average Closing Price of Valley Common Stock is less than $21.00, or (ii) the Average Closing Price of Valley Common Stock is less than
23.50 per share and the market price of Valley Common Stock does not exceed the average market price of the common stock of a selected peer group of financial institutions. See "-- Conditions to the Merger."

     Upon a termination of the Agreement, the transactions contemplated thereby will be abandoned without further action by any party and each party will bear its own expenses. In the event of a termination, each party will retain all rights and remedies it may have at law or equity under the Agreement.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for by Valley under the pooling-of-interests method of accounting in accordance with generally accepted accounting principles. See "PRO FORMA COMBINED FINANCIAL INFORMATION."

FEDERAL INCOME TAX CONSEQUENCES

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. IT MAY NOT BE APPLICABLE TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS, FOREIGN PERSONS AND PERSONS WHO ACQUIRED SHARES OF ROCK COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE AS COMPENSATION. ROCK SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

     General. It is intended that the Merger will be treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, no gain or loss will be recognized by Valley, Rock, VNB, the Bank or to the shareholders of Rock upon the exchange of their shares of Rock Common Stock solely for shares of Valley Common Stock pursuant to the Merger. Counsel to Valley is required, as a condition of closing, to provide an opinion to Valley and to Rock, with respect to the matters covered by the foregoing sentence. With respect to this Proxy Statement, counsel has provided an opinion that, based upon the circumstances as they presently exist, it expects to be able to render the required opinion.

     Consequences of Receipt of Cash in Lieu of Fractional Shares. In general, cash paid in lieu of fractional share interests in corporate reorganizations is treated as having been received in part or full payment in exchange for the fractional share interest (and therefore subject to capital gains treatment if the related shares are held as capital assets) if the cash distribution is undertaken solely for purposes of saving the corporation the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained for consideration.

     Basis of Valley Common Stock. The basis of Valley Common Stock received by a Rock shareholder who receives solely Valley Common Stock will be the same immediately after the exchange, as the basis of such shareholder's Rock Common Stock exchanged therefor. Where a Rock shareholder receives both Valley Common Stock and cash, the basis of the Valley Common Stock received will equal (a) the basis of the Rock Common Stock exchanged therefor, (b) decreased by the amount of cash received and (c) increased by the amount of gain recognized, if any, on the exchange.

     Holding Period. The holding period of Valley Common Stock received by a Rock shareholder will include the holding period for the Rock Common Stock exchanged therefor.

     Consequences to Holders of Unexercised Rock Options. Holders of options to purchase Rock Common Stock which have been issued pursuant to the two stock option plans maintained by Rock may elect to convert their unexercised options to purchase shares of Rock Common Stock ("Rock Options") either into (i) an option to purchase Valley Common Stock on the same terms and conditions existing for the current stock option, except that the number of shares of Valley Common Stock purchasable under the option and the option price will both be adjusted to reflect the Exchange Ratio, or (ii) the right to receive a number of whole shares of Valley Common Stock equal to the difference between the exercise price of the option and the value of the shares of Valley Common Stock received in exchange for each share of Rock Common Stock.

     Rock employees who do not become Valley employees will only have the right to receive Valley Common Stock in cancellation of their Rock Options. See "THE PROPOSED MERGER -- Conversion of Stock Options."

     In the case of holders of the Rock Options which qualify as "incentive stock options" pursuant to Section 422 of the Code, no gain or loss will be recognized on a substitution of Valley Common Stock options for Rock Common Stock options, provided the excess of the aggregate fair market value of the Valley Common Stock subject to the options over the aggregate option price for such shares is not greater than the excess of the aggregate fair market value of the Rock Common Stock subject to the aggregate options over the option price for such shares immediately prior to the substitution, and further provided that no additional benefits are conferred upon the holders of the new options. The substituted Valley Common Stock options also should qualify as incentive stock options under Section 422 of the Code, provided the terms of the new options are in full compliance with such statutory provision. Those holders of incentive stock options who receive cash or Valley Common Stock in cancellation of their Rock Options will be treated as having received compensation taxable as ordinary income equal to the amount by which the amount of cash or the value of the Valley Common Stock received exceeds their adjusted basis in their incentive stock options, if any.

STOCK OPTION FOR SHARES OF ROCK COMMON STOCK

     Valley and Rock entered into the Stock Option Agreement, in connection with the execution of the Agreement. Pursuant to the terms of the Stock Option Agreement, Rock has granted to Valley an Option to purchase up to 102,000 authorized but unissued shares of Rock Common Stock, representing approximately 11% of the currently outstanding shares of Rock Common Stock, at a price of $43.00 per share. Valley does not have any voting rights with respect to shares of Rock Common Stock subject to the Option prior to exercise of the Option. The Stock Option Agreement is set forth in Appendix B hereto.

     In the event that certain specifically enumerated "Triggering Events" occur, as defined below, including but not limited to the acquisition of beneficial ownership of at least 20% of the outstanding Rock shares by a person or group other than Valley or an affiliate of Valley, Valley may exercise the Option in whole or in part. The ability of Valley to exercise the Option and to cause up to an additional 102,000 shares of Rock Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Rock because it is likely to increase the cost of an acquisition of all of the shares of Rock Common Stock that would be outstanding. In the event that a Triggering Event occurs and the Merger is not consummated, Valley would recognize a gain on the sale of the shares of Rock Common Stock received pursuant to the exercise of the Option if such shares of Rock Common Stock were sold at prices exceeding $43.00 per share.

     Upon or after the occurrence of certain "Triggering Events" (as hereinafter defined), and only while Valley is not in material breach of the Agreement, the Option may be exercised by Valley in whole or in part. The term "Triggering Event" is defined to mean the occurrence of any of the following events: a person or group, as such terms are defined in the Exchange Act and the rules and regulations thereunder, other than Valley or an affiliate of Valley, (a) acquires beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Rock Common Stock; (b) enters into a letter of intent or an agreement with Rock pursuant to which such person would (i) merge or consolidate, or enter into any similar transaction, with Rock, (ii) acquire all or a significant portion of the assets or liabilities of Rock, or (iii) acquire beneficial ownership of securities representing, or the right to acquire the beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Rock Common Stock; or (c) makes a filing with bank regulatory authorities or publicly announces a bona fide proposal for (i) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of Rock or any other business combination involving Rock, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Rock Common Stock (a "Proposal"), and thereafter, if such Proposal has not been publicly withdrawn (as defined in the Stock Option Agreement) at least fifteen (15) days prior to the Rock Special Meeting called to vote on the Merger, Rock' stockholders fail to approve the Merger by the vote required by applicable law at the Rock Special Meeting; or (d) makes a bona fide Proposal and thereafter, but before such Proposal has been publicly withdrawn, Rock willfully breaches any of its covenants contained in the Agreement in a manner that would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to Valley. The definition of "Triggering Event" also means the solicitation of proxies in opposition to approval of the Merger by any party owning more than 5% of the Rock Common Stock. The term "Triggering Event" is further defined as the taking of any direct or indirect action by Rock or any of its directors, officers or agents to invite, encourage or solicit any Proposal which has as its purpose a tender offer for the shares of Rock Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of Rock, or a sale of shares of Rock Common Stock or any significant portion of its assets or liabilities. Under the Stock Option Agreement, a significant portion means 25% of the assets or liabilities of Rock. "Publicly withdrawn" for purposes of the Stock Option Agreement means an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or acquiring any controlling influence over Rock or in soliciting or inducing any other person (other than Valley or any affiliate) to do so.

     Valley may not sell, assign or otherwise transfer its rights and obligations under the Stock Option Agreement in whole or in part to any person or any group of persons other than to an affiliate of Valley, except upon the occurrence of a Triggering Event. The Option may not be exercised at any time that Valley is in material breach of the Agreement without a prior material breach by Rock having occurred. Rock is not obligated to issue shares of Rock Common Stock upon exercise of the Option (i) in the absence of any required governmental or regulatory approval or consent necessary for Rock to issue the Rock Common Stock subject to the Option or Valley to exercise the Option or prior to the expiration or termination of any waiting period required by law, or
(ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Rock Common Stock subject to the Option.

     The Stock Option Agreement further provides that after the occurrence of a Triggering Event and upon receipt of a written request from Valley, Rock shall prepare and file a registration statement with the Commission, covering the Option and such number of shares subject thereto as Valley shall specify in order to permit the sale or other disposition of the Option and the shares subject thereto; provided, however, that in no event will Valley have the right to have more than one such registration statement become effective, and provided further, that Rock shall not be required to prepare and file any such registration statement in connection with any proposed sale to which Rock's counsel delivers to Rock and to Valley an opinion to the effect that no filing is required under applicable laws and regulations.

     The exercise of the Option by Valley may also make "pooling-of-interests" accounting treatment unavailable to a subsequent acquiror.

                      COMPARATIVE MARKET PRICES OF VALLEY
                             AND ROCK COMMON STOCK

     The Rock Common Stock is quoted on the NASDAQ -- National Market System (NASDAQ Symbol: RFIN). The Valley Common Stock is listed on The New York Stock Exchange under the symbol VLY. The following quotations for the Rock Common Stock reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. On July 5, 1994, the last full trading day before public announcement of the signing of the Letter of Intent between Valley and Rock, the bid and asked for the Rock Common Stock were $43 1/2 and $47, and the closing price for the Valley Common Stock was $27 3/8. As of June 30, 1994, Valley had approximately 4,500 shareholders of record and Rock had approximately 479 shareholders of record.

                           ROCK FINANCIAL CORPORATION

                                                                          CLOSING
                                                                        ------------
                                                                        HIGH     LOW
                                                                        ----     ---
        1992:
        1st Quarter...................................................  $27 1/2 $ 22 1/2
        2nd Quarter...................................................   30       25
        3rd Quarter...................................................   26       26
        4th Quarter...................................................   27       22 1/2
        1993:
        1st Quarter...................................................   31 1/2   22 1/2
        2nd Quarter...................................................   33       29 1/2
        3rd Quarter...................................................   38       33
        4th Quarter...................................................   38       33 1/8
        1994:
        1st Quarter...................................................   42       35 1/2
        2nd Quarter...................................................   47       40 1/2
        3rd Quarter...................................................   47 1/2   43
        4th Quarter (through October   , 1994)........................

                            VALLEY NATIONAL BANCORP

                                                                              CLOSING
                                                                           ------------
                                                                        HIGH          LOW
                                                                        ----          ---
        1992:
        1st Quarter...................................................  $18 7/16    $12 1/2
        2nd Quarter...................................................   18 3/16     16 3/8
        3rd Quarter...................................................   18 17/32    16 29/32
        4th Quarter...................................................   21 15/32    17 13/16
        1993:
        1st Quarter...................................................   25 15/32    20 23/32
        2nd Quarter...................................................   25 3/32     22 23/32
        3rd Quarter...................................................   24 3/32     22 9/32
        4th Quarter...................................................   23 5/8      21 1/8
        1994:
        1st Quarter...................................................   30 1/8      21 1/4
        2nd Quarter...................................................   31 19/32    26 1/8
        3rd Quarter...................................................   27 1/2      25 5/8
        4th Quarter (through October   , 1994)........................

                   BENEFICIAL OWNERSHIP OF ROCK COMMON STOCK

     Information is presented below, as of September 13, 1994, as to the number of shares of Rock beneficially owned by management of Rock.

                                                                          PERCENT OF
                                                                             TOTAL
                                                            NUMBER OF       SHARES
                         NAME OF DIRECTOR                    SHARES       OUTSTANDING
        --------------------------------------------------  ---------     -----------
        Leon M. Caruso....................................    11,047(A)       1.19%
        Harry E. Castroll.................................    50,870(B)       5.50
        Joseph B. DeAndrea................................    21,253(C)       2.30
        Albert H. Desnoyers, Jr...........................    83,537(D)       9.03
        Ruth R. Gray......................................    11,727          1.27
        Joseph B. Hyman...................................    22,174          2.40
        Donald P. Kalis...................................    39,627(E)       4.28
        Alan D. Lipsky....................................    14,459(F)       1.56
        Arthur VanDoren...................................    37,421(G)       4.04
        Sanford C. Vogel..................................    11,887(H)       1.28
        Charles F. West...................................    42,000(I)       4.54
        Arthur Zemel......................................    80,570(J)       8.71
        All directors and executive officers
          as a group (13 persons).........................   441,663(K)      47.73%

- ---------------
(A) Includes 10,837 shares owned individually by his spouse.

(B) Includes 14,738 shares owned individually by his spouse as to which Mr. Castroll disclaims beneficial ownership.

(C) Includes 15,590 shares owned individually by his spouse.

(D) Includes 8,436 shares owned individually by his spouse.

(E) Includes 4,764 shares owned by Kalis Metal Components, Inc., a corporation of which Mr. Kalis is President, and 4,112 owned individually by his sons as custodian for his grandchildren.

(F) Includes 144 shares held in trust for his son, 144 shares owned individually by his spouse, 227 shares owned individually by his son, 632 shares each in custodial retirement IRA plans for the individual and his spouse and 2,144 shares purchasable upon the exercise of options exercisable within sixty (60) days.

(G) Includes 4,653 shares owned individually by his spouse.

(H) Includes 816 shares owned individually by his spouse.

(I)  Includes 20,000 shares owned individually by his spouse.

(J)  Includes 34,269 shares owned individually by his spouse.

(K) Includes 4,193 shares purchasable upon the exercise of options exercisable with sixty (60) days.

                             STOCKHOLDER PROPOSALS

     If the Merger has not been consummated prior to Rock's 1995 Annual Meeting, which is presently scheduled for April 1995, any proposal which a Rock stockholder wishes to have included in the proxy solicitation materials of Rock to be used in connection with the 1995 Annual Meeting must be presented to Rock no later than December 15, 1994.

                                 LEGAL OPINION

     Certain legal matters relating to the issuance of the shares of Valley Common Stock offered hereby will be passed upon by Pitney, Hardin, Kipp & Szuch, counsel to Valley. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch, beneficially own 4,763 shares of Valley Common Stock as of October 3, 1994.

                                    EXPERTS

     The consolidated financial statements of Rock Financial Corporation as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and are incorporated by reference herein upon the authority of said firm as experts in accounting and auditing. KPMG Peat Marwick LLP will have a representative at the Meeting who will have an opportunity to make a statement if such representative desires, and who will be available to respond to appropriate questions.

     The consolidated financial statements of Valley as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and are incorporated by reference herein upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to a change in accounting for income taxes.

                                                                      APPENDIX A

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 26, 1994 ("Agreement"), is among Valley National Bancorp, a New Jersey corporation and registered bank holding company ("Valley"), Valley National Bank, a national banking association ("VNB"), Rock Financial Corporation, a New Jersey corporation and registered bank holding company ("Rock") and Rock Bank, a commercial bank chartered under the laws of New Jersey ("Bank").

     Valley desires to acquire Rock and Rock's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Rock and its stockholders. The acquisition will be accomplished by merging Rock into Valley with Valley as the surviving corporation and, at the same time, merging the Bank into VNB with VNB as the surviving bank, and Rock shareholders receiving the consideration hereinafter set forth. The Boards of Directors of Rock, Valley, the Bank and VNB have duly adopted and approved this Agreement and the Board of Directors of Rock has directed that it be submitted to its shareholders for approval.

     Rock and Valley entered into a letter of intent, dated July 5, 1994 (the "Letter of Intent") and a Stock Option Agreement, dated July 5, 1994 (the "Valley Stock Option") in contemplation of entering into this Agreement.

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Rock shall be merged with and into Valley (the "Merger") in accordance with the New Jersey Business Corporation Act and Valley shall be the surviving corporation (the "Surviving Corporation"). Immediately following the Effective Time, Rock shall be merged with and into VNB as provided in Section 1.7 hereof.

     1.2. Effect of the Merger. At the Effective Time (as hereafter defined), the Surviving Corporation shall be considered the same business and corporate entity as each of Rock and Valley and thereupon and thereafter, all the property, rights, powers and franchises of each of Rock and Valley shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Rock and Valley and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.

     1.3. Certificate of Incorporation. The certificate of incorporation of Valley as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

     1.4. Bylaws. The bylaws of Valley as they exist immediately prior to the Effective Date shall continue as the by-laws of the Surviving Corporation until otherwise amended as provided by law.

     1.5. Directors and Officers. The directors and officers of Valley as of the Effective Time shall continue as the directors and officers of the Surviving Corporation.

     1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) upon the filing of a certificate of merger with the Secretary of State of the State of New Jersey. The term "Effective Time" shall mean the date and time when the Certificate of Merger is so filed. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., on the first business month-end date following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at Valley's main office or at such other place, time or date as Valley and Rock may mutually agree upon. When all necessary regulatory and governmental approvals and consents have been received and all statutory waiting periods in respect thereto are scheduled to expire on a date certain (or have already expired) and all other conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been met, then the parties shall schedule a date for the Closing (the "Scheduled Closing Date"). Immediately following the Closing, a Certificate of Merger shall be filed with the New Jersey Secretary of State.

     1.7. The Bank Merger. Immediately following the Effective Time, the Bank shall be merged with and into VNB (the "Bank Merger") in accordance with the provisions of the National Bank Act and the New Jersey Banking Act of 1948, as amended, and VNB shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of the Bank shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Bank and VNB and all of the property, rights, powers and franchises of each of the Bank and VNB shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and VNB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the articles of association and by-laws of VNB shall become the articles of association and by-laws of the Surviving Bank and the officers and directors of VNB shall be the officers and directors of the Surviving Bank with such additions from the officers of the Bank as VNB's Board of Directors shall specify. In connection with the execution of this Agreement, the Bank and VNB shall execute and deliver a separate merger agreement (the "Bank Merger Agreement") in the form of Appendix A, annexed hereto, for delivery to the OCC (as hereafter defined) and the Commissioner (as hereafter defined) for approval of the Bank Merger.

                                   ARTICLE II

                           CONVERSION OF ROCK SHARES

     2.1. Conversion of Rock Shares and Options. Each share of common stock, $3.33 par value, of Rock ("Rock Common Stock"), issued and outstanding immediately prior to the Effective Time, and each validly outstanding option to purchase Rock Common Stock, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, paid or cancelled as follows:

     (a) Rock Common Stock. Each share of Rock Common Stock shall be converted into and represent the right to receive 1.85 (the "Exchange Ratio") shares of Valley's common stock, no par value ("Valley Common Stock"), subject to adjustments as set forth in this subsection 2.1(a).

          (i) The Exchange Ratio and the Average Closing Price (as hereafter defined) shall be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction ("Capital Change") effected by Valley with respect to Valley Common Stock between the date hereof and the Effective Date. The parties shall mutually agree upon such adjustment in writing or, if unable to agree, shall arbitrate the dispute, using a mutually agreed upon arbitrator whose decision shall be final and non-appealable.

          (ii) The Exchange Ratio may be adjusted upward by mutual written consent of Valley and Rock if Rock shall have the right to terminate this Agreement as specified in Section 7.1(d) of this Agreement.

          (iii) No fractional shares of Valley Common Stock will be issued, and in lieu thereof, each holder of Rock Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price (as hereafter defined).

          (iv) The "Average Closing Price" shall mean the average price of Valley Common Stock calculated based upon the closing price during the first 10 of the 15 consecutive trading days immediately preceding the Closing. The Average Closing Price shall be determined by (x) first, recording the closing price (the "Daily Price") of Valley Common Stock reported on the New York Stock Exchange and published in The Wall Street Journal during the first 10 of the 15 consecutive trading days immediately preceding the Closing; and (y) second, computing the average of the Daily Prices in the 10 day period.

     (b) Rock Stock Options. At the Effective Time, each outstanding option to purchase Rock Common Stock (a "Rock Option") granted under the Stock Option Plans of Rock (the "Rock Option Plans") shall be converted, at the election of the holder of such Rock Option (an "optionee"), as follows, provided that only an optionee who is an employee of Rock or the Bank at the Effective Time and who will become an employee of Valley or VNB immediately after the Effective Time shall be entitled to select option (i):

          (i) into an option to purchase Valley Common Stock, wherein (x) the right to purchase shares of Rock Common Stock pursuant to the Rock Option shall be converted into the right to purchase that same number of shares of Valley Common Stock multiplied by the Exchange Ratio, (y) the option exercise price per share of Valley Common Stock shall be the previous option exercise price per share of the Rock Common Stock divided by the Exchange Ratio and (z) in all other material respects the option shall be subject to the same terms and conditions as governed the Rock Option on which it was based, including the length of time within which the option may be exercised; or

          (ii) if the Rock Option is fully vested at the Closing, into the right to receive immediately after the Effective Time a number of whole shares of Valley Common Stock equal to the excess of (x) the sum determined by multiplying (A) the number of shares of Rock Common Stock covered by the Rock Option, times (B) the Exchange Ratio, times (C) the Average Closing Price, less (y) the aggregate exercise price for the Rock Option. No fractional shares of Valley Common Stock shall be issued pursuant to this
     Section 2.1(b)(ii), and in lieu thereof, each optionee who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price.

     2.2. Exchange of Shares.

     (a) Rock and Valley hereby appoint Valley National Bank, Trust Department (the "Exchange Agent") as the Exchange Agent for purposes of effecting the conversion of Rock Common Stock and the Rock Option. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Rock Common Stock (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Valley Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be cancelled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Valley. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed shareholders of Valley for all purposes from the Effective Time, except that Valley shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Valley Common Stock. (Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.) With respect to each outstanding Rock Option the Exchange Agent shall, 30 days prior to Closing, distribute option election forms to each optionee and, upon receipt from the optionee of a properly completed option election, shall after the Effective Time distribute to the optionee Valley Common Stock or an amendment to the option grant evidencing the conversion of the grant to an option to purchase Valley Common Stock in accordance with Section 2.1 hereof.

     (b) After the Effective Time, there shall be no transfers on the stock transfer books of Rock of the shares of Rock Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger consideration.

     (c) If payment of the consideration pursuant to Section 2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     2.3. No Dissenters' Rights. Consistent with the provisions of the New Jersey Business Corporation Act, no Record Holder shall have the right to dissent.

     2.4. Valley Shares. The shares of Valley Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of Valley Common Stock to be issued as provided in Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ROCK

     References herein to "Rock Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Rock to Valley. Rock hereby represents and warrants to Valley as follows:

     3.1. Corporate Organization.

     (a) Rock is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Rock has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Rock on a consolidated basis. Rock is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

     (b) Each of the Subsidiaries of Rock are listed in the Rock Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Rock, means any corporation, joint venture, association, partnership, trust or other entity in which Rock has, directly or indirectly at least a 50% interest or acts as a general partner. Each Subsidiary of Rock is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Bank is a New Jersey banking corporation whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law. Each Subsidiary of Rock has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Rock and its Subsidiaries.

The Rock Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of Rock and each Rock Subsidiary as in effect on the date hereof. Except as set forth in the Disclosure Schedule, Rock does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises.

     3.2. Capitalization. The authorized capital stock of Rock consists of 2,500,000 shares of Rock Common Stock and 250,000 shares of preferred stock ("Rock Preferred Stock"). As of August 22, 1994, there were 921,153 shares of Rock Common Stock issued and outstanding and 8,693 shares issued and held in the treasury. There are no shares of Rock Preferred Stock issued or outstanding. As of August 22, 1994, there were 27,511 shares of Rock Common Stock issuable upon exercise of outstanding Rock Options granted to officers and employees of the Bank pursuant to the Rock Option Plan. The Rock Disclosure Schedule sets forth true and complete copies of the Rock Option Plans and of each outstanding Rock Option. All issued and outstanding shares of Rock Common Stock, and all issued and outstanding shares of capital stock of each Rock Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of the Bank consists of 131,957 shares of common stock, $10.00 par value. All of the outstanding shares of capital stock of each Rock Subsidiary are owned by Rock and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Rock Options and the Valley Stock Option, neither Rock nor any Rock Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Rock or any Rock Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

     3.3. Authority; No Violation.

     (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Rock, and subject to the parties obtaining all necessary regulatory approvals, Rock and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of Rock and the Bank in accordance with their respective Certificates of Incorporation and applicable laws and regulations. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of the Bank in accordance with the Certificate of Incorporation of the Bank and applicable laws and regulations. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Rock or the Bank are necessary to consummate the transactions contemplated hereby (except for the approval by Rock of the Bank Merger Agreement). This Agreement has been duly and validly executed and delivered by Rock and the Bank, and constitutes valid and binding obligations of Rock and the Bank, enforceable against Rock and the Bank in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by Rock and the Bank, nor the consummation by Rock and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Rock and the Bank with any of the terms or provisions hereof, will (i) violate any provision of Rock's or the Bank's Certificate of Incorporation or other governing instrument or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Rock or the Bank or any of their respective properties or assets, or (iii) except as set forth in the Rock Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Rock or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Rock or the Bank is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Rock and its Subsidiaries on a consolidated basis, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Comptroller of the Currency ("OCC"), the Commissioner of Banking of the State of New Jersey (the "Commissioner"), the Board of Governors of the Federal Reserve System ("FRB"), the Securities and Exchange Commission ("SEC"), the Secretary of State of the State of New Jersey, and the stockholders of Rock, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Rock or the Bank in connection with
(x) the execution and delivery by Rock and the Bank of this Agreement and (y) the consummation by Rock and the Bank of transactions contemplated hereby and
(z) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

     3.4. Financial Statements.

     (a) The Rock Disclosure Schedule sets forth copies of the consolidated statements of condition of Rock as of December 31, 1991, 1992 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1991 through 1993, in each case accompanied by the audit report of KPMG Peat Marwick, independent public accountants with respect to Rock, and the unaudited consolidated statements of condition and related consolidated statements of income, stockholders' equity and cash flows of Rock for the periods ended March 31, 1994 and June 30, 1994, as filed with the SEC on Form 10-Q (collectively, the "Rock Financial Statements"). The Rock Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial condition of Rock and its Subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present the results of the consolidated operations, stockholders' equity and cash flows of Rock and its Subsidiaries for the respective periods set forth therein.

     (b) The books and records of Rock and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

     (c) Except as and to the extent reflected, disclosed or reserved against in the Rock Financial Statements (including the notes thereto), as of June 30, 1994 neither Rock nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Rock or any of its Subsidiaries. Since June 30, 1994 and to the date hereof, neither Rock nor any of its Subsidiaries have incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as specifically contemplated by this Agreement.

     3.5. Broker's and Other Fees. Neither Rock nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Rock or any of its Subsidiaries other than (a) fees which will be payable by Rock to Ryan Beck & Co., Inc. ("Ryan Beck") for its fairness opinion and (b) fees previously paid by Rock to Capital Consultants of Princeton, Inc. ("CCPI") for services performed prior to the date hereof. Copies of the agreements with Ryan Beck and CCPI are set forth in the Rock Disclosure Schedule.

     3.6. Absence of Certain Changes or Events.

     (a) There has not been any material adverse change in the business, operations, assets or financial condition of Rock and its Subsidiaries on a consolidated basis since June 30, 1994 and to the best of Rock's knowledge, no facts or conditions exist which Rock believes will cause or is likely to cause such a material adverse change in the future.

     (b) Except as set forth in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries has taken or permitted any of the actions set forth in
Section 5.2 hereof between June 30, 1994 and the date hereof and Rock and the Rock Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

     3.7. Legal Proceedings. Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Rock's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Rock or any of its Subsidiaries. Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries is a party to any order, judgment or decree entered against Rock or any Rock Subsidiary in any lawsuit or proceeding.

     3.8. Taxes and Tax Returns.

     (a) Rock and each Rock Subsidiary have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and each has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Valley in writing). Rock and each Rock Subsidiary have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Rock or any Rock Subsidiary through such date. Except as set forth in the Rock Disclosure Schedule, the federal income tax returns of Rock and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Rock Disclosure Schedule, the applicable state income tax returns of Rock and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Rock, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Rock or any of its Subsidiaries, nor has Rock or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

     (b) Except as set forth in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Rock or any Rock Subsidiary (nor does Rock have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

     3.9. Employee Benefit Plans.

     (a) Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Rock Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA (the "Rock Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Rock nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

     (b) Rock has delivered to Valley a complete and accurate copy of each of the following with respect to each of the Rock Pension Plans and Rock Welfare
Plans: (1) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

     (c) The present value of all accrued benefits under each of the Rock Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

     (d) During the last five years, the Pension Benefit Guaranty Corporation has not asserted any claim for liability against Rock or any of its Subsidiaries which has not been paid in full.

     (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each Rock Pension Plan have been paid. All contributions required to be made to each Rock Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Rock and its Subsidiaries which have not been paid have been properly recorded on the books of Rock and its Subsidiaries.

     (f) Each of the Rock Pension Plans, the Rock Welfare Plans and each other plan and arrangement identified on the Rock Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter with respect to each of the Rock Pension Plans and, except as disclosed in the Rock Disclosure Schedule, Rock is not aware of any fact or circumstance which would disqualify either plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

     (g) To the best knowledge of Rock, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Rock Welfare Plans or Rock Pension Plans.

     (h) No Rock Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of
Section 4034(b) of ERISA, with respect to any of the Rock Pension Plans.

     (i) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Rock Pension Plans.

     (j) Except as disclosed in the Rock Disclosure Schedule, there are no pending, or, to the best knowledge of Rock, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Rock Pension Plans or the Rock Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Rock Disclosure Schedule.

     (k) Except as disclosed in the Rock Disclosure Schedule, no Rock Pension or Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Rock Pension Plan.

     (l) Except with respect to customary health, life and disability benefits or as disclosed in the Rock Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the financial statements and established under generally accepted accounting principles, or otherwise noted on such financial statements.

     (m) With respect to each Rock Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Rock or any Rock Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

     (n) Except as agreed to by Valley in writing, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Rock or any Rock Subsidiary to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment, vesting, or increase the amount, of any compensation due to any current employee or former employee under any Rock Pension or Welfare Plan, or
(iii) result in payments not deductible by reason of Section 280G of the Code.

     3.10. Reports.

     (a) Each communication mailed by Rock to its stockholders since January 1, 1991, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

     (b) Rock and the Bank have, since January 1, 1991, duly filed with the FDIC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Rock promptly will deliver or make available to Valley accurate and complete copies of such reports. The Rock Disclosure Schedule lists all examinations of Rock or the Bank conducted by either the FDIC or the FRB since January 1, 1991 and the dates of any responses thereto submitted by Rock or the Bank.

     3.11. Rock and Bank Information. The information relating to Rock and the Bank to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Rock in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Rock, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.12. Compliance with Applicable Law.

     (a) General. Except as set forth in the Rock Disclosure Schedule, each of Rock and the Rock Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Rock or the Bank (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Rock and its Subsidiaries on a consolidated basis) and Rock has not received notice of violation of, and does not know of any violations of, any of the above.

     (b) CRA. Without limiting the foregoing, the Bank has complied in all material respects with the Community Reinvestment Act ("CRA") and Rock has no reason to believe that any person or group would object to the consummation of this Merger due to the CRA performance of or rating of the Bank. Except as listed on the Disclosure Statement, no person or group has adversely commented upon the Bank's CRA performance.

     3.13. Certain Contracts.

     (a) Except as disclosed in the Rock Disclosure Schedule under this Section or Section 3.5, (i) neither Rock nor any Rock Subsidiary is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The Rock Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Rock or any Rock Subsidiary is a party.

     (b) Except as disclosed in the Rock Disclosure Schedule, (i) as of the date of this Agreement, neither Rock nor any Rock Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business operations, assets or financial condition of Rock and its Subsidiaries on a consolidated basis, (ii) no commitment, agreement or other instrument to which Rock or any Rock Subsidiary is a party or by which any of them is bound limits the freedom of Rock or any Rock Subsidiary to compete in any line of business or with any person, and (iii) neither Rock nor any Rock Subsidiary is a party to any collective bargaining agreement.

     (c) Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any Rock Subsidiary nor, to the best knowledge of Rock, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement.

     3.14. Properties and Insurance.

     (a) Rock and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Rock's consolidated balance sheet as of December 31, 1993, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1993), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Rock and its Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Valley prior to the date hereof. Rock and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

     (b) The Rock Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of Rock and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof, neither Rock nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     3.15. Minute Books. The minute books of Rock and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     3.16. Environmental Matters. Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Rock or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Rock or its Subsidiaries. Except as disclosed in the Rock Disclosure Schedule, Rock has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Rock or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

     3.17. Reserves. As of the date hereof, the reserve for loan and lease losses in the Rock Financial Statements is adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

     3.18. No Parachute Payments. No officer, director, employee or agent (or former officer, director, employee or agent) of Rock or any Rock Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from Rock, a Rock Subsidiary, Valley or VNB which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

     3.19. Preferred Lender Program. The Bank has been approved by the United States Small Business Administration ("SBA") as a preferred lender under the SBA preferred lender program until July 1, 1995 (the "Expiration Date"). The SBA has not taken any action or threatened to take any action which would cause the Bank to lose its status prior to the Expiration Date. VNB as the surviving bank in the Bank Merger shall, as the legal successor in interest to the Bank, continue to be licensed as a preferred lender under the SBA program.

     3.20. Disclosure. There are no material facts concerning the business, operations, assets or financial condition of Rock or its Subsidiaries which have not been disclosed to Valley which could have a material adverse effect on the business, operations or financial condition of Rock or its Subsidiaries on a consolidated basis. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VALLEY

     References herein to the "Valley Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Valley to Rock. Valley hereby represents and warrants to Rock as follows:

     4.1. Corporate Organization.

     (a) Valley is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Valley or its Subsidiaries (defined below). Valley is registered as a bank holding company under the BHCA.

     (b) Each of the Subsidiaries of Valley are listed in the Valley Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Valley, means any corporation, joint venture, association, partnership, trust or other entity in which Valley has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of Valley is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. VNB is a national bank whose deposits are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each Subsidiary of Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries.

     4.2. Capitalization. The authorized capital stock of Valley consists solely of 37,537,500 shares of Valley Common Stock. As of June 30, 1994, there were 27,121,647 shares of Valley Common Stock issued and outstanding, including 113,003 treasury shares. Since such date, and from time to time hereafter, Valley may repurchase shares of its Common Stock. Since June 30, 1994, to and including the date of this Agreement, no additional shares of Valley Common Stock have been issued except in connection with exercises of options granted under the Long-Term Stock Incentive Plan of Valley (the "Valley Option Plan") or grants of restricted stock under the Valley Option Plan or upon exercise of outstanding Warrants (as hereafter defined). As of June 30, 1994, except for 462,857 shares of Valley Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Valley Option Plan, and except for 641,357 shares issuable upon exercise of the 310,961 outstanding warrants issued by Valley in connection with the acquisition of Mayflower Financial Corporation (the "Warrants"), there were no shares of Valley Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Valley Common Stock, and all issued and outstanding shares of capital stock of Valley's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of Valley's Subsidiaries are owned by Valley free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the options and stock appreciation rights referred to above under the Valley Option Plan and the Warrants, neither Valley nor Valley's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Valley or Valley's Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. No additional grants of awards, or exercises of outstanding awards, under the Valley Option Plan, or exercises of Warrants, prior to the Effective Time shall be required to be disclosed or reported to Rock to keep this representation true or correct.

     4.3. Authority; No Violation.

     (a) Valley and VNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Valley and VNB. No other corporate proceedings on the part of Valley and VNB are necessary to consummate the transactions contemplated hereby (except for the approval by Valley of the Bank Merger Agreement). This Agreement has been duly and validly executed and delivered by Valley and VNB and constitutes a valid and binding obligation of Valley and VNB, enforceable against Valley and VNB in accordance with its terms.

     (b) Neither the execution or delivery of this Agreement nor the consummation by Valley and VNB of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Valley or VNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Valley or VNB or any of their respective properties or assets, or
(iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Valley or VNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or VNB is a party, or by which Valley or VNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis, or the ability of Valley and VNB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the FRB, the Secretary of State of New Jersey, the SEC, or applicable state securities bureaus or commissions, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Valley or VNB in connection with
(a) the execution and delivery by Valley or VNB of this Agreement, (b) the consummation by Valley of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by VNB of the Bank Merger Agreement and the consummation by VNB of the Bank Merger and other transactions contemplated thereby. To the best of Valley's knowledge, no fact or condition exists which Valley has reason to believe will prevent it or VNB from obtaining the aforementioned consents and approvals.

     4.4. Financial Statements.

     (a) Valley has previously delivered to Rock copies of the consolidated statements of financial condition of Valley as of December 31, 1991, 1992 and 1993, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1991 through 1993, in each case accompanied by the audit report of KPMG Peat Marwick, independent public accountants with respect to Valley, and the unaudited consolidated statements of condition of Valley as of March 30, 1994, June 30, 1994, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months then ended as reported in Valley's Quarterly Reports on Form 10-Q, filed with the SEC under the Securities and Exchange Act of 1934 (the "1934 Act") (collectively, the "Valley Financial Statements"). The Valley Financial Statements (including the related notes), have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial position of Valley as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of Valley for the respective fiscal periods set forth therein.

     (b) The books and records of Valley have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

     (c) Except as and to the extent reflected, disclosed or reserved against in the Valley Financial Statements (including the notes thereto), as of June 30, 1994 neither Valley nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Valley or any of its Subsidiaries. Since June 30, 1994, neither Valley nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.

     4.5. Brokerage Fees. Except for fees to be paid to MG Advisors, Inc., neither Valley nor VNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

     4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis since June 30, 1994 and to the best of Valley's knowledge, no fact or condition exists which Valley believes will cause or is likely to cause such a material adverse change in the future.

     4.7. Valley Information. The information relating to Valley, this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of Rock to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.8. Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, Valley will have sufficient capital to satisfy all applicable regulatory capital requirements.

     4.9. Valley Common Stock. At the Effective Time, the Valley Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Valley, with no personal liability attaching to the ownership thereof. The Valley Common Stock to be issued shall be free of any restrictions imposed by Valley except those imposed under Section 5.18.

     4.10. Legal Proceedings. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor its Subsidiaries is a party to any, and there are no material pending or, to the best of Valley's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Valley or any of its Subsidiaries which, if decided adversely to Valley, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of Valley's Subsidiaries is a party to any order, judgment or decree entered against Valley or any such Subsidiary in any lawsuit or proceeding which is material to Valley or its Subsidiaries.

     4.11. Taxes and Tax Returns. Valley and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Valley and its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Valley and its Subsidiaries through such date. No deficiencies exist or have been asserted based upon the federal income tax returns of Valley and VNB.

     4.12. Employee Benefit Plans.

     (a) Valley and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Valley Pension Plans"), as such term is defined in
Section 3 of ERISA, and "employee welfare benefit plans" (the "Valley Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither Valley nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

     (b) Each of the Valley Pension Plans and each of the Valley Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

     4.13. Reports.

     (a) Each communication mailed by Valley to its stockholders since January 1, 1991, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

     (b) Valley and VNB have, since January 1, 1991, duly filed with the OCC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Valley, upon written request from Rock, promptly will deliver or make available to Rock accurate and complete copies of such reports.

     4.14. Compliance with Applicable Law. Valley and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Valley and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis).

     4.15. Properties and Insurance.

     (a) Valley and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Valley's consolidated balance sheet as of December 31, 1993, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1993). Valley and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

     (b) The business operations and all insurable properties and assets of Valley and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Valley should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of Valley adequate for the business engaged in by Valley and its Subsidiaries.

     4.16. Minute Books. The minute books of Valley and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     4.17. Environmental Matters. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Valley or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Valley or its Subsidiaries. Except as disclosed in the Valley Disclosure Schedule, Valley has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Valley or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

     4.18. Reserves. As of the date hereof, the reserve for loan and lease losses in the Valley Financial Statements is adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

     4.19. Disclosures. Except for other acquisition transactions which Valley may not yet have publicly disclosed, there are no material facts concerning the business, operations, assets or financial condition of Valley which could have a material adverse effect on the business, operations or financial condition of Valley which have not been disclosed to Rock directly or indirectly by access to any filing by Valley under the 1934 Act. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     5.1. Conduct of the Business of Rock. During the period from the date of this Agreement to the Effective Time, Rock shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of Valley, which consent will not be unreasonably withheld. Rock also shall use its best efforts to (i) preserve its business organization and that of each Rock Subsidiary intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Rock nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement, and (iii) preserve for itself and Valley the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist.

     5.2. Negative Covenants and Dividend Covenants.

     (a) Rock agrees that from the date hereof to the Effective Time, except as otherwise approved by Valley in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

          (i) change any provision of its Certificate of Incorporation or Bylaws or any similar governing documents;

          (ii) except for the issuance of Rock Common Stock pursuant to the present terms of the outstanding Rock Options, change the number of shares of its authorized or issued common or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Rock or any Rock Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than Rock's regular quarterly dividends of $.45 per share, or redeem or otherwise acquire any shares of such capital stock;

          (iii) grant any severance or termination pay (other than pursuant to policies of Rock in effect on the date hereof and disclosed to Valley in the Rock Disclosure Schedule or as agreed to by Valley in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases in the ordinary course of business and consistent with past practices and policies;

          (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

          (v) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

          (vi) file any applications or make any contract with respect to branching or site location or relocation;

          (vii) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

          (viii) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles;

          (ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time; or

          (x) agree to do any of the foregoing.

     (b) Valley intends to continue its present dividend declaration date and payment date practices between the date hereof and the Effective Time.

     (c) Provided that Valley continues its present dividend practices, commencing on the date hereof, Rock shall utilize dividend record dates which are identical to those used by Valley, but Rock may retain its current dividend payment date.

     5.3. No Solicitation. Rock and the Bank shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Valley) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Rock or the Bank (an "Acquisition Transaction"). Notwithstanding the foregoing, Rock may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Rock, after consulting with counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities. Rock will promptly communicate to Valley the terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible Acquisition Transaction.

     5.4. Current Information. During the period from the date of this Agreement to the Effective Time, Rock will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Valley regarding Rock's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, after granting any loan or extension of credit by renewal or otherwise, Rock will send to Valley a description (i.e., a copy of the loan offering) for each new loan or extension of credit, and each renewal of an existing loan or extension of credit, in excess of $250,000. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Rock will deliver to Valley the Bank's call reports filed with the Commissioner and FDIC and Rock's quarterly reports on Form 10-Q as filed with the SEC under the 1934 Act, and Valley will deliver to Rock Valley's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Rock will deliver to Valley and Valley will deliver to Rock their respective audited Annual Reports, in each case as filed on Form 10-K with the SEC under the 1934 Act.

     5.5. Access to Properties and Records; Confidentiality.

     (a) Rock and the Bank shall permit Valley and its representatives, and Valley and VNB shall permit Rock and its representatives, reasonable access to their respective properties, and shall disclose and make available to Valley and its representatives or Rock and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Valley and its representatives or Rock and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Rock acknowledges that Valley may be involved in discussions concerning other potential acquisitions and Valley shall not be obligated to disclose such information to Rock except as such information is publicly disclosed by Valley.

     (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

     5.6. Regulatory Matters.

     (a) For the purposes of holding the meeting of Rock stockholders referred to in Section 5.7 hereof and registering or otherwise qualifying under applicable federal and state securities laws Valley Common Stock to be issued to Record Holders and optionees in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Valley of a Registration Statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder. (Such proxy statement and prospectus in the form mailed by Rock to the Rock shareholders and optionees together with any and all amendments or supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Valley under the 1933 Act with the SEC to register for sale the Valley Common Stock to be issued to Record Holders and optionees, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").

     (b) Valley shall furnish information concerning Valley as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) hereof. Valley agrees promptly to advise Rock if at any time prior to the Rock shareholder meeting referred to in Section 5.7 hereof, any information provided by Valley in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Rock with the information needed to correct such inaccuracy or omission. Valley shall furnish Rock with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) after the mailing thereof to Rock shareholders.

     (c) Rock shall furnish Valley with such information concerning Rock and the Bank as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. Rock agrees promptly to advise Valley if, at any time prior to the Rock shareholder's meeting referred to in Section 5.6(a) hereof, information provided by Rock in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Valley with the information needed to correct such inaccuracy or omission. Rock shall furnish Valley with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Rock and the Bank, to comply with
Section 5.6(a) after the mailing thereof to Rock shareholders.

     (d) Valley shall as promptly as practicable make such filings as are necessary in connection with the offering of the Valley Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the Valley Common Stock under applicable state securities laws at the earliest practicable date. Rock shall promptly furnish Valley with such information regarding the Rock shareholders as Valley requires to enable it to determine what filings are required hereunder. Rock authorizes Valley to utilize in such filings the information concerning Rock and the Bank provided to Valley in connection with, or contained in, the Proxy Statement/Prospectus. Valley shall furnish Rock with copies of all such filings and keep Rock advised of the status thereof. Valley and Rock shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and each of Valley and Rock shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

     (e) Valley shall cause the Valley Common Stock to be issued in connection with the Merger to be listed on the New York Stock Exchange.

     (f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC and the FRB. The parties shall each have the right to review in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Valley and VNB shall cause at least a draft of their respective applications to the FRB and an actual application to the OCC to be filed within 45 days of the date hereof, so long as Rock and the Bank provide all information necessary to complete the application within 30 days of the date hereof.

     (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

     5.7. Approval of Stockholders. Rock will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Rock as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (b) subject to the qualification set forth in Section 5.3 hereof, recommend to the stockholders of Rock the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Valley with respect to each of the foregoing matters. In connection therewith, each director of Rock agrees (i) to vote in favor of the Merger, and
(ii) take such action as is necessary or is reasonably required by Valley to consummate the Merger.

     5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

     5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

     5.10. Failure to Fulfill Conditions. In the event that Valley or Rock determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to March 31, 1995 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Valley may enter into with other parties, Rock and Valley will promptly inform the other of any facts applicable to Rock or Valley, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

     5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

     5.12. Transaction Expenses of Rock. Rock shall advise Valley monthly of all out-of-pocket expenses which Rock has incurred in connection with this transaction. Rock shall mutually agree with Valley about printing arrangements for the Proxy Statement/Prospectus before entering into any binding contract for such expenses and shall avoid, to the extent possible, author's alterations, after the Proxy Statement/Prospectus is sent to the printer.

     5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur on or before December 31, 1994.

     5.14. Indemnification. Valley agrees that it will, or will cause VNB to, after the Effective Time, and to the extent permitted by applicable law, provide to the directors and officers of Rock and the Bank indemnification equivalent to that provided by the Certificate of Incorporation and By-laws of Rock and the Bank with respect to acts or omissions occurring prior to the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by applicable law, Rock or the Bank (as applicable) shall advance expenses in connection with the foregoing indemnification.

     5.15. Employment Matters. Valley will endeavor, working with the current management of the Bank, to continue the employment of all officers and employees of the Bank, and to the extent possible, at the same location, with the same or equivalent salary and benefits. If prior to the Effective Time Valley believes it will be unable to continue the employment of any employee of the Bank, Valley and Rock will mutually agree in writing upon a severance policy. Valley intends to merge Rock's 401(k) and pension plans into VNB's plans. Employees who continue to be employed by Valley or VNB will be credited for purposes of vesting and eligibility under VNB's pension and 401(k) plans for prior service at Rock and will receive full credit for prior service with Rock under VNB's other plans (including medical, vacation, sick leave, disability and similar plans). Without limiting the foregoing, employees of Rock or the Bank will receive the benefit due them under the Rock defined benefit plan, but will not receive past service credit for benefit accrual purposes for their employment by Rock or the Bank under the Valley defined benefit plan.

     5.16. Pooling and Tax-Free Reorganization Treatment. Neither Valley nor Rock shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1968, as amended.

     5.17 Rock Option Plan. From and after the Effective Time, each Rock Option which is converted to an option to purchase Valley Common Stock under Section 2.1(b)(i) shall be administered, operated and interpreted by a committee comprised of members of the Board of Directors of Valley appointed by the Board of Directors of Valley. Valley shall reserve for issuance the number of shares of Valley Common Stock necessary to satisfy Valley's obligations. Valley shall also register, if not previously registered pursuant to the Securities Act, the shares authorized for issuance under the Rock Options so converted.

     5.18. Affiliates.

     (a) Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, (i) Rock shall deliver to Valley (x) a letter identifying all persons who, to the knowledge of Rock, may be deemed to be affiliates of Rock under Rule 145 of the Securities Act, including without limitation all directors and executive officers of Rock and (y) a letter identifying all persons who, to the knowledge of Rock, may be deemed to be affiliates of Rock as that term (affiliate) is used for purposes of qualifying for "pooling of interests" accounting treatment; and (ii) Valley shall identify to Rock all persons who, to the knowledge of Valley, may be deemed affiliates of Valley as that term (affiliates) is used for purposes of qualifying for "pooling of interests" accounting treatment.

     (b) Each person who may be deemed an affiliate of Rock (under either Rule 415 of the Securities Act or the accounting treatment rules) shall execute a letter substantially in the form of Exhibit 5.18 hereto agreeing to be bound by the restrictions of Rule 145, as set forth in Exhibit 5.18 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, Valley shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter within two weeks of the date hereof, in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

     (c) Valley agrees to publish financial results covering at least 30 days of combined operations of Valley and Rock as soon as practicable after consummation of the Merger.

     5.19. Compliance with the Industrial Site Recovery Act. Rock, at its sole cost and expense, shall obtain prior to the Effective Time, either: (a) a Letter of Non-Applicability ("LNA") from the New Jersey Department of Environmental Protection ("NJDEP") stating that none of the facilities located in New Jersey owned or operated by Rock or any Rock Subsidiary (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event Rock obtains a Remediation Agreement, Rock will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

                                   ARTICLE VI

                               CLOSING CONDITIONS

     6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

     (a) Approval of Rock Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Rock. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Valley Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The Valley Common Stock to be issued in connection with the Merger, including Valley Common Stock to be issued for the Rock Options, shall have been approved for listing on the New York Stock Exchange.

     (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OCC and the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Rock and the Bank, taken as a whole, to Valley. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

     (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger or the Bank Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or the Bank Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Valley or Rock determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger or the Bank Merger.

     (d) Tax Free Exchange. Valley and Rock shall have received an opinion, satisfactory to Valley and Rock, of Pitney, Hardin, Kipp & Szuch, counsel for Valley, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Valley, Rock, VNB or the Bank or to the shareholders of Rock who exchange their shares of Rock for Valley Common Stock (except to the extent that cash is received in lieu of fractional shares of Valley Common Stock).

     (e) Pooling of Interests. The Merger shall be qualified to be treated by Valley as a pooling-of-interests for accounting purposes.

     6.2. Conditions to the Obligations of Valley Under this Agreement. The obligations of Valley under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

     (a) Representations and Warranties; Performance of Obligations of Rock and Bank. The representations and warranties of Rock contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Rock shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Rock Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Rock Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

     (b) Consents. Valley shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

     (c) Opinion of Counsel. Valley shall have received an opinion of counsel to Rock, dated the date of the Closing, in form and substance reasonably satisfactory to Valley, covering the matters set forth on Schedule 6.2 hereto and any other matters reasonably requested by Valley.

     (d) Bank Action. The Bank shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.

     (e) Rock Preferred Lender Status. Valley shall have received written assurances, reasonably satisfactory to Valley, from the SBA, or from Rock based upon discussions with the SBA, that, following the Bank Merger, VNB, as successor to the Bank, shall continue to maintain the status of a preferred lender under the SBA preferred lender program.

     (f) Certificates. Rock shall have furnished Valley with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Valley may reasonably request.

     6.3. Conditions to the Obligations of Rock Under this Agreement. The obligations of Rock under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

     (a) Representations and Warranties; Performance of Obligations of
Valley. The representations and warranties of Valley contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Valley shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Valley Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Valley

Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

     (b) Opinion of Counsel to Valley. Rock shall have received an opinion of counsel to Valley, dated the date of the Closing, in form and substance reasonably satisfactory to Rock, covering the matters set forth on Schedule 6.3 hereto.

     (c) Fairness Opinion. Rock shall have received an opinion from Ryan Beck as of the date the Proxy Statement/Prospectus is mailed to Rock's stockholders, to the effect that, in its opinion, the consideration to be paid to stockholders of Rock hereunder is fair to such stockholders.

     (d) Certificates. Valley shall have furnished Rock with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Rock may reasonably request.

     (e) No Acquisition by Valley Causing 10% Dilution. Rock's prior written consent shall have been obtained if, between the date hereof and the Effective Time, Valley or VNB (i) enters into one or more definitive acquisition agreements to acquire other banks, thrifts or financial institutions (or the assets and/or liabilities of such institutions) and (ii) the cumulative impact on earnings from such additional acquisitions reasonably is projected to dilute by ten percent (10%) or more the analysts' estimates of Valley's earnings per share for the year following the consummation of such acquisition.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of
Rock:

     (a) By mutual written consent of the parties hereto.

     (b) By Valley or Rock (i) if the Effective Time shall not have occurred on or prior to March 31, 1995 or (ii) if a vote of the stockholders of Rock is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreement set forth herein to be performed or observed by such party (or the directors of Rock) at or before the Effective Time.

     (c) By Valley or Rock upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Valley upon written notice to Rock if any such application is approved with conditions which materially impair the value of Rock and the Bank, taken as a whole, to Valley.

     (d) By Rock, upon written notice to Valley on the fifth business day prior to the Scheduled Closing Date (the "Price Evaluation Date") or during the following two business days, if the Price Test (as hereafter defined) is not met and Valley and Rock have not mutually agreed in writing to increase the Exchange Ratio. The Price Test is intended to give Rock the right to terminate this Agreement or negotiate a mutually acceptable higher Exchange Ratio if the market value of a share of Valley Common Stock falls below $21.00 or if such market value falls below $23.50 and Valley Common Stock underperforms the common stock of Valley's peers during a specified period. In order to implement this intent, on the Price Evaluation Date, the parties shall determine: (x) the Average Closing Price, calculated as though the Closing occurred on the Scheduled Closing Date (the "Evaluation Average Price"); (y) the Valley Percentage Change (as hereafter defined); and (z) the Peer Group Percentage Change (as hereafter defined). The "Valley Percentage Change" is a percentage (which may be positive or negative) determined by the formula [B-A]/A, where A equals the average of the reported closing prices of Valley Common Stock during the 10 consecutive trading days beginning with (and including) July 6, 1994 and ending with (and including) July 19, 1994 (the "Start

Period") and B equals the average of the reported closing prices of Valley Common Stock during the 10 consecutive trading days beginning with (and including) the fifteenth trading day prior to the Scheduled Closing Date and ending with (and including) the trading day immediately prior to the Price Evaluation Date (the "End Period"). The "Peer Group Percentage Change" is a percentage (which may be positive or negative) determined by the formula
[(D1-C1)/C1] + [(D2-C2)/C2] + [(Dn-Cn)/Cn] / N, where each of C1, C2,      Cn
equals the average of the reported closing prices of the common stock of a "Peer
Group Bank" listed below during the Start Period, each of D1, D2,      Dn equals
the average of the reported closing prices of such Peer Group Bank's common stock during the End Period, and N equals the number of Peer Group Banks (13, subject to adjustment as set forth below). The "Peer Group Banks" are the following financial institutions: B.M.J. Financial Corp., Broad National Bancorporation, Commerce Bancorp, Inc., Core States Financial Corp., First Fidelity Bancorporation, HUBCO, Inc., Interchange Financial Services Corporation, Meridian Bancorp., Inc., Midlantic Corporation, The Summit Bancorporation, UJB Financial Corp., United Counties Bancorporation and United National Bancorp; provided, however, that any such financial institution shall be retroactively excluded from the Peer Group Banks if, at any time from the beginning of the Start Period to the end of the End Period, a public announcement is made that such financial institution is being acquired or is negotiating with another party to be acquired. The reported closing price of common stock shall mean the closing price for such common stock reported in The Wall Street Journal. The Price Test will not be met if:

          (x) the Evaluation Average Price is $21.00 or less; or

          (y) both (A) the Evaluation Average Price is $23.50 or less and (B) the percentage obtained by subtracting the Valley Percentage Change from the Peer Group Percentage Change is a positive number.

If the actual Closing Date is different by more than three business days from the Scheduled Closing Date, a recalculation shall be made under this paragraph to take into account the revised Closing Date; otherwise no recalculation shall be made under this paragraph.

     (e) By Valley if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Rock or the Bank from that disclosed by Rock on the date of this Agreement, or (ii) if the net operating income (after tax, but excluding expenses related to this merger transaction) of Rock for any full fiscal quarter after June 30, 1994 (or any partial fiscal quarter during which the Closing will occur) is materially less than the net income of Rock for each of the first two fiscal quarters of 1994, or (iii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Rock hereunder.

     (f) By Rock, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Valley or VNB from that disclosed by Valley on the date of this Agreement; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Valley hereunder.

     (g) By Valley or Rock if any condition to Closing specified under Article VI hereof applicable to such party cannot reasonably be met after giving the other party a reasonable opportunity to cure any such condition.

     7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either Valley or Rock pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

     7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Rock but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of Rock without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Valley and Rock.

     7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

     8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

     (a) If to Valley, to:

         Valley National Bancorp
         1445 Valley Road
         Wayne, New Jersey 07474-0558
         Attn.: Gerald H. Lipkin
                Chairman and Chief Executive Officer
         Telecopier No. (201) 305-0024

         Copy to:

         Pitney, Hardin, Kipp & Szuch
         Delivery:
         200 Campus Drive
         Florham Park, New Jersey 07932
         Mail:
         P.O. Box 1945
         Morristown, New Jersey 07962-1945
         Attn.: Ronald H. Janis, Esq.
         Telecopier No. (201) 966-1550

     (b) If to Rock, to:

         Rock Financial Corporation
         350 Park Avenue
         North Plainfield, New Jersey 07060
         Attn: Alan D. Lipsky,
               President and Chief Executive Officer
         Telecopier No. (908) 753-1276

         Copy to:

         McCarter & English
         Gateway 3
         100 Mulberry Street
         Newark, New Jersey 07102
         Attn: Michael Horn, Esq.
         Telecopier No. (201) 624-7070

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

     8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement may be made except upon the written consent of the other parties hereto.

     8.4. Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, including the Letter of Intent.

     8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

     8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, Valley, VNB, the Bank and Rock have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                          VALLEY NATIONAL BANCORP


By: /s/ PETER SOUTHWAY                           By: /s/ GERALD H. LIPKIN
    -----------------------------------------        -------------------------------------
    Peter Southway, President                        Gerald H. Lipkin
                                                     Chairman and Chief Executive Officer

ATTEST:                                          ROCK FINANCIAL CORPORATION


By: /s/ EDWARD R. WRIGHT                         By: /s/ ALAN D. LIPSKY
    -----------------------------------------        -------------------------------------
    Edward R. Wright, Secretary                      Alan D. Lipsky, President
                                                     and Chief Executive Officer

ATTEST:                                          VALLEY NATIONAL BANK


By: /s/ PETER SOUTHWAY                           By: /s/ GERALD H. LIPKIN
    -----------------------------------------        -------------------------------------
    Peter Southway, President                        Gerald H. Lipkin
                                                     Chairman and Chief Executive Officer

ATTEST:                                          ROCK BANK


By: /s/ WILLIAM J. MCMILLAN                      By: /s/ ALAN D. LIPSKY
    -----------------------------------------        -------------------------------------
    William J. McMillan, Assistant Secretary         Alan D. Lipsky,
                                                     President and Chief
                                                     Executive Officer

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement") dated July 5, 1994, is by and between Valley National Bancorp, a New Jersey corporation and registered bank holding company ("Valley"), and Rock Financial Corporation, a New Jersey corporation ("Rock") and registered bank holding company for Rock Bank ("Bank").

                                   BACKGROUND

     1. Valley, Rock, the Bank and Valley National Bank ("VNB"), a wholly-owned subsidiary of Valley, as of the date hereof, have executed a letter of intent pursuant to which the parties will negotiate a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which Valley will acquire Rock through a merger of Rock with and into Valley (the "Merger").

     2. As an inducement to Valley to enter into the letter of intent and negotiate the Merger Agreement and in consideration for such entry and negotiation, Rock desires to grant to Valley an option to purchase authorized but unissued shares of common stock of Rock in an amount and on the terms and conditions hereinafter set forth.

                                   AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreements set forth herein and in letter of intent and in any definitive Merger Agreement, Valley and Rock, intending to be legally bound hereby, agree:

     1. Grant of Option. Rock hereby grants to Valley the option to purchase 102,000 shares of common stock, $3.33 1/3 par value (the "Common Stock") of Rock at a price of $43.00 per share (the "Option Price"), on the terms and conditions set forth herein (the "Option").

     2. Exercise of Option. This Option shall not be exercisable until the occurrence of a Triggering Event (as such term is hereinafter defined). Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined), Valley may exercise the Option, in whole or in part, at any time or from time to time.

     The term "Triggering Event" means the occurrence of any of the following events:

     A person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than Valley or an affiliate of Valley:

     a. acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Common Stock;

     b. enters into a letter of intent or an agreement, whether oral or written, with Rock pursuant to which such person or any affiliate of such person would
(i) merge or consolidate, or enter into any similar transaction with Rock, (ii) acquire all or a significant portion of the assets or liabilities of Rock, or
(iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing 10% or more of the then outstanding shares of Common Stock;

     c. makes a filing with any bank or thrift regulatory authorities or publicly announces a bona fide proposal (a "Proposal") for (i) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of Rock or any other business combination involving Rock, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Common Stock, and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 15 days prior to the meeting of stockholders of Rock called to vote on the Merger and Rock' stockholders fail to approve the Merger by the vote required by applicable law at the meeting of stockholders called for such purpose;

     d. makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, Rock willfully takes any action in any manner which would materially interfere with its desire or ability to enter into a definitive Merger Agreement or its ability to consummate the Merger or materially reduce the value of the transaction to Valley; or

     e. which is the holder of more than 5% of the Common Stock solicits proxies in opposition to approval of the Merger.

     The term "Triggering Event" also means the taking of any direct or indirect action by Rock or any of its directors, officers or agents to invite, encourage or solicit any proposal which has as its purpose a tender offer for the shares of Rock' Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of Rock, or a sale of shares of Rock' Common Stock or any significant portion of its assets or liabilities.

     The term "significant portion" means 25% of the assets or liabilities of Rock.

     "Publicly Withdrawn", for purposes of clauses (c) and (d) above, shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over Rock or in soliciting or inducing any other person (other than Valley or any affiliate) to do so.

     Notwithstanding the foregoing, the Option may not be exercised at any time
(i) in the absence of any required governmental or regulatory approval or consent necessary for Rock to issue the Option Shares or Valley to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

     Rock shall notify Valley promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by Rock shall not be a condition to the right of Valley to exercise the Option. Rock will not take any action which would have the effect of preventing or disabling Rock from delivering the Option Shares to Valley upon exercise of the Option or otherwise performing its obligations under this Agreement.

     In the event Valley wishes to exercise the Option, Valley shall send a written notice to Rock (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals and the expiration of any legally required notice or waiting period, if any.

     3. Payment and Delivery of Certificates. At any Closing hereunder (a) Valley will make payment to Rock of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by Rock, (b) Rock will deliver to Valley a stock certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever created by or through Rock, registered in the name of Valley or its designee, in such denominations as were specified by Valley in its notice of exercise and bearing a legend as set forth below and (c) Valley shall pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

     Unless a registration statement is filed and declared effective under
Section 4 hereof, a legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Agreement, which legend will read substantially as follows:

          The shares of stock evidenced by this certificate have not been registered for sale under the Securities Act of 1933 (the "1933 Act"). These shares may not be sold, transferred or otherwise disposed of unless a registration statement with respect to the sale of such shares has been filed under the 1933 Act and declared effective or, in the opinion of counsel reasonably acceptable to Rock Financial Corporation, said transfer would be exempt from registration under the provisions of the 1933 Act and the regulations promulgated thereunder.

     4. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Valley, Rock shall prepare and file a registration statement with the Securities and Exchange Commission, covering the Option and such number of Option Shares as Valley shall specify in its request, and Rock shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Valley shall in no event have the right to have more than one such registration statement become effective.

     In connection with such filing, Rock shall use its best efforts to cause to be delivered to Valley such certificates, opinions, accountant's letters and other documents as Valley shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended. All expenses incurred by Rock in complying with the provisions of this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Rock and blue sky fees and expenses shall be paid by Rock. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Valley and any other expenses incurred by Valley in connection with such registration shall be borne by Valley. In connection with such filing, Rock shall indemnify and hold harmless Valley against any losses, claims, damages or liabilities, joint or several, to which Valley may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of a material fact required to be stated therein or necessary to make the statements therein not misleading; and Rock will reimburse Valley for any legal or other expense reasonably incurred by Valley in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Rock will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Valley specifically for use in the preparation thereof. Valley will indemnify and hold harmless Rock to the same extent as set forth in the immediately preceding sentence but only with reference to written information specifically furnished by or on behalf of Valley for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Valley will reimburse Rock for any legal or other expense reasonably incurred by Rock in connection with investigating or defending any such loss, claim, damage, liability or action.

     5. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

     In the event any capital reorganization or reclassification of the Common Stock, or any consolidation, merger or similar transaction of Rock with another entity, or in the event any sale of all or substantially all of the assets of Rock shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder hereof) shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option had such reorganization, reclassification, consolidation, merger or sale not taken place; provided, however, that if such transaction results in the holders of Common Stock receiving only cash, the holder hereof shall be paid the difference between the Option Price and such cash consideration without the need to exercise the Option.

     6. Filings and Consents. Each of Valley and Rock will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     Exercise of the Option herein provided shall be subject to compliance with all applicable laws including, in the event Valley is the holder hereof, approval of the Board of Governors of the Federal Reserve System and Rock agrees to cooperate with and furnish to the holder hereof such information and documents as may be reasonably required to secure such approvals.

     7. Representations and Warranties of Rock. Rock hereby represents and warrants to Valley as follows:

     a. Due Authorization. Rock has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by Rock.

     b. Authorized Shares. Rock has taken and, as long as the Option is outstanding, will take all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

     c. No Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the certificate of incorporation or by-laws of Rock or any agreement, instrument, judgment, decree, statute, rule or order applicable to Rock.

     8. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. Notwithstanding the foregoing, Valley shall have the right to seek money damages against Rock for a breach of this Agreement.

     9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     10. Assignment or Transfer. Valley may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an affiliate of Valley, except upon or after the occurrence of a Triggering Event. Valley represents that it is acquiring the Option for Valley's own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares. Valley is aware that presently neither the Option nor the Option Shares are being offered by a registration statement filed with, and declared effective by, the Securities and Exchange Commission, but instead are being offered in reliance upon the exemption from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended. Valley shall have the right to assign this Agreement to any party it selects after the occurrence of a Triggering Event.

     11. Amendment of Agreement. By mutual consent of the parties hereto, this Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

     12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     13. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by express service, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     If to Valley:

        Valley National Bancorp
        1445 Valley Road
        Wayne, New Jersey 07470
        Attn.:  Gerald H. Lipkin
                Chairman and Chief Executive Officer

     With a copy to:

        Pitney, Hardin, Kipp & Szuch
        200 Campus Drive
        Florham Park, New Jersey 07932-0950

        P.O. Box 1945
        Morristown, New Jersey 07962-1945
        Attn.:  Ronald H. Janis, Esq.

     If to Rock:

        Rock Financial Corporation
        350 Rock Avenue
        North Plainfield, New Jersey 07060
        Attn.:  Alan D. Lipsky,
                President and Chief Executive Officer

     With a copy to:

        McCarter & English
        Gateway One
        Newark, New Jersey 07102
        Attn.:  Michael Horn, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     15. Captions. The captions in the Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

     16. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Agreement.

     17. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 10 permitting Valley to assign its rights and obligations hereunder.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Termination. In the event no definitive Merger Agreement is entered into, then this Agreement shall expire three months from the date hereof unless a Triggering Event has occurred prior to such expiration date, in which case this Agreement shall not terminate until the later of 24 months or the consummation of any proposed transactions which constitute the Triggering Event. In the event a definitive Merger Agreement is entered into by the parties hereto, this Agreement shall terminate upon either the termination of the Merger Agreement as provided therein or the consummation of the transactions contemplated by the Merger Agreement; provided, however, that if termination of the Merger Agreement occurs after the occurrence of a Triggering Event, this Agreement shall not terminate until the later of 24 months following the date of the termination of the Merger Agreement or the consummation of any proposed transactions which constitute the Triggering Event.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

                                        ROCK FINANCIAL CORPORATION

                                        By:  /s/ ALAN D. LIPSKY
                                           -------------------------------------
                                         Alan D. Lipsky
                                         President & CEO

                                        VALLEY NATIONAL BANCORP

                                        By:  /s/ GERALD H. LIPKIN
                                           -------------------------------------
                                         Gerald H. Lipkin,
                                         Chairman & CEO

                                                                      APPENDIX C

                               September   , 1994

The Board of Directors
Rock Financial Corporation
350 Rock Avenue
North Plainfield, NJ 07060

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to Rock Financial Corporation ("Rock") and its shareholders of the consideration to be paid to the shareholders of Rock pursuant to the terms of the proposed merger ("Proposed Merger") between Rock and Valley National Bancorp ("Valley").

     The terms of the Agreement and Plan of Merger ("the Agreement") dated August 26, 1994, by and between Rock and Valley, in addition to providing the terms of the Proposed Merger, indicate that the consummation of the Proposed Merger is subject to receipt of approvals from the shareholders of Rock and from various regulatory agencies, and is further subject to the satisfaction of certain other conditions. As provided for in the Agreement, under the terms of the Proposed Merger, Rock will merge with and into Valley. Under the terms of the Agreement, each share of Rock's common stock shall be converted into and represent the right to receive 1.85 (the "Exchange Ratio") shares of Valley common stock. The Agreement may be terminated or the Exchange Ratio renegotiated, however, if the market value of a share of Valley common stock falls below $21.00 or if such market value falls below $23.50 and Valley common stock underperforms the common stock of a defined group of Valley's peers during a specified period (the "Price Test").

     Ryan, Beck & Co., Inc., as a customary part of its investment banking business, is engaged in the valuation of banking and thrift institutions and their securities in connection with mergers and acquisitions. In conducting our investigation and analysis of this transaction, we have met separately with senior management of Rock and Valley to discuss their respective operations, financial statements and future prospects. We have reviewed and analyzed material prepared in connection with the Proposed Merger, including, but not limited to, the following: (1) the Agreement; (2) Valley's registration statement on Form S-4 and Rock's Proxy Statement for its special meeting of stockholders to vote on the Proposed Merger; (3) Valley's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1991 through December 31, 1993, and Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994; (4) Rock's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1991 through December 31, 1993, and Rock's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994; (5) certain operating and financial information, including projections, provided to us by the management of Rock and Valley relating to their respective business and prospects; (6) the historical stock prices and trading volume of the common stock of Rock and Valley; (7) the publicly-available financial data and stock market performance data of publicly-traded banking institutions which we deemed generally comparable to Rock and Valley; (8) the terms of recent acquisitions of banking institutions which we deemed generally comparable to Rock, and (9) other such studies, analyses, inquires and examinations as we deemed appropriate. While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or publicly available, and have not attempted to independently verify such information. We have also relied upon the managements of Rock and Valley as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgements of the respective managements. We also did not independently verify and have relied on and assumed that the allowances for loan losses set forth in the balance sheets of Rock and Valley at June 30, 1994 were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We also assumed that the Proposed Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Rock and Valley. We have not made or obtained any independent evaluations or appraisals of the assets or liabilities of either Rock or Valley or their respective subsidiaries.

     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger and in preparation of the final Proxy Statement, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to either Rock or, on a pro forma basis, to Valley. Our opinion is based upon conditions and projections as they existed and can be evaluated on the date hereof.

     Based upon and subject to the foregoing, it is our opinion as investment bankers that, the Exchange Ratio in the Proposed Merger is fair, from a financial point of view, to the holders of Rock Common Stock.

                                          Very truly yours,

                                          RYAN, BECK & CO., INC.

                           ROCK FINANCIAL CORPORATION
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints                     with full power of
substitution, to vote all of the shares of ROCK FINANCIAL CORPORATION standing in the undersigned's name at the Special Meeting of Shareholders of Rock
Financial Corporation, to be held at                                 ,
                 , New Jersey, on                       , 1994, at   A.M., and
at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

     This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR approval of the Amended and Restated Agreement and Plan of Merger by and among the Company, Rock Bank, Valley National Bancorp and Valley National Bank.

     The Board of Directors recommends a vote FOR approval of the Amended and Restated Agreement and Plan of Merger by and among the Company, Rock Bank, Valley National Bancorp and Valley National Bank.

     1. / /  FOR

       / /  AGAINST

       / /  ABSTAIN

     2. In their discretion, upon other matters as may properly come before the meeting.

        Dated:                      , 1994.          ---------------------------
              ----------------------                 Signature

                                                     ---------------------------
                                                     Signature

                                                     (Please sign exactly as
                                                     your name appears. When
                                                     signing as an executor,
                                                     administrator, guardian,
                                                     trustee or attorney, please
                                                     give your title as such. If
                                                     signer is a corporation,
                                                     please sign the full
                                                     corporate name and then an
                                                     authorized officer should
                                                     sign his name and print his
                                                     name and title below his
                                                     signature. If the shares
                                                     are held in joint name, all
                                                     joint owners should sign.)

                                                     PLEASE DATE, SIGN AND
                                                     RETURN THIS PROXY IN THE
                                                     ENCLOSED RETURN ENVELOPE.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification. Article VI of the certificate of incorporation of Valley National Bancorp provides that the corporation shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request against expenses, including attorney's fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened civil or criminal proceeding to the full extent permitted by the New Jersey Business Corporation Act. The Article also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the corporation to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the corporation would have the power to indemnify him under the provisions of Article VI.

     The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

     With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

     The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

     A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

     Exculpation. Article VIII of the certificate of incorporation of Valley National Bancorp provides:

          A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

          Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

The New Jersey Business Corporation Act, as it affects exculpation, has not been changed since the adoption of this provision by Valley National Bancorp in 1987.

ITEM 21.

       EXHIBIT NO.                                   DESCRIPTION
       ------------    ------------------------------------------------------------------------
A.     2(a)*           Amended and Restated Agreement and Plan of Merger, dated as of August
                       26, 1994, by and among Valley National Bancorp, Valley National Bank,
                       Rock Financial Corporation and Rock Bank (included as Appendix A to the
                       Proxy Statement/Prospectus).
       2(b)*           Stock Option Agreement, dated July 5, 1994, by and between Valley
                       National Bancorp and Rock Financial Corporation (included as Appendix B to the Proxy Statement/Prospectus).
       5               Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered.
       8               Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger.
       10(a)**         "Employment Agreements" dated June 6, 1986 between Valley, VNB and
                       Gerald H. Lipkin and Sam P. Pinyuh, is hereby incorporated by reference from the Registrant's Form 10-K Annual Report for the fiscal period ending December 31, 1992.
       10(b)**         "The Valley National Bancorp Long-Term Stock Incentive Plan" dated
                       January 18, 1994, is hereby incorporated by reference from the
                       Registrant's Notice of Annual Meeting of Shareholders and Proxy dated
                       March 1, 1994.
       10(c)**         "Warrant Agreement" by and between Valley National Bancorp and Valley
                       National Bank, Trust Department governing the terms of 450,000 warrants to purchase Valley National Bancorp common stock dated as of December
                       31, 1990, is hereby incorporated by reference from the Registrant's Form
                       10-K Annual Report for the fiscal period ending December 31, 1990.
       10(d)**         Amendment to "Employment Agreements" between Valley, VNB and Gerald H.
                       Lipkin and Sam P. Pinyuh dated December 10, 1991, is hereby incorporated by reference from the Registrant's Form 10-K Annual Report for the fiscal period ending December 31, 1991.
       10(e)**         "Employment Agreement" dated December 10, 1991 between Valley, VNB and
                       Peter Southway, is hereby incorporated by reference from the
                       Registrant's Form 10-K Annual Report for the fiscal period ending
                       December 31, 1991.
       10(f)           "Severance Agreements" dated August 17, 1994 between Valley, VNB and
                       Gerald H. Lipkin, Peter Southway, and Sam P. Pinyuh.
       13(a)**         Valley National Bancorp Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 1994.
       13(b)           Rock's 1993 Annual Report to Stockholders, except for the Chairman's and
                       President's letter and lists of Rock's and the Bank's management.
       23(a)           Consent of KPMG Peat Marwick LLP.
       23(b)           Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto).
       23(c)           Consent of Ryan Beck & Co.
       24***           Powers of Attorney of directors of Valley National Bancorp, in favor of
                       Gerald Lipkin and/or Peter Southway.
C.     4(b)*           Form of Fairness Opinion of Ryan Beck (included as Appendix C to Proxy
                       Statement/Prospectus).

- ---------------
   * Included elsewhere in this registration statement.
  ** Incorporated by Reference from other filed documents, as indicated. *** To be filed by Amendment.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayne, State of New Jersey, on the 3rd day of October, 1994.

                                          VALLEY NATIONAL BANCORP

                                          By:        /s/ GERALD H. LIPKIN
                                          --------------------------------------
                                                      Gerald H. Lipkin,
                                                Chairman and Chief Executive
                                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE                         DATE
- ------------------------------------------  -----------------------------------    ------------------
        /s/ GERALD H. LIPKIN                Chairman of the Board and Director     September 21, 1994
- ------------------------------------------  (Chief Executive Officer)
               Gerald H. Lipkin

        /s/ PETER SOUTHWAY                  President and Chief Operating          September 21, 1994
- ------------------------------------------  Officer (Principal Financial
                Peter Southway              Officer) and Director

            /s/ ALAN D. ESKOW               Corporate Secretary and Senior Vice    September 21, 1994
- ------------------------------------------  President (Principal Accounting
                Alan D. Eskow               Officer)

                                            Director                                           , 1994
- ------------------------------------------
               Pamela Bronander

          /s/ JOSEPH COCCIA, JR.            Director                               September 21, 1994
- ------------------------------------------
              Joseph Coccia, Jr.

          /s/ AUSTIN C. DRUKKER             Director                               September 21, 1994
- ------------------------------------------
              Austin C. Drukker

                                            Director                                           , 1994
- ------------------------------------------
              Thomas P. Infusino

             /s/ GERALD KORDE               Director                               September 21, 1994
- ------------------------------------------
                 Gerald Korde

          /s/ ROBERT L. MARCALUS            Director                               September 27, 1994
- ------------------------------------------
              Robert L. Marcalus

                SIGNATURE                                  TITLE                           DATE
- ------------------------------------------  -----------------------------------    ------------------
          /s/ ROBERT E. MCENTEE             Director                               September 21, 1994
- ------------------------------------------
              Robert E. McEntee

            /s/ SAM P. PINYUH               Director                               September 21, 1994
- ------------------------------------------
                Sam P. Pinyuh
                                            Director                                           , 1994
- ------------------------------------------
               Rubin Rabinowitz

           /s/ ROBERT RACHESKY              Director                               September 21, 1994
- ------------------------------------------
               Robert Rachesky

            /s/ BARNETT RUKIN               Director                               September 12, 1994
- ------------------------------------------
                Barnett Rukin

           /s/ RICHARD F. TICE              Director                               September 21, 1994
- ------------------------------------------
               Richard F. Tice

          /s/ LEONARD VORCHEIMER            Director                               September 21, 1994
- ------------------------------------------
              Leonard Vorcheimer

           /s/ JOSEPH L. VOZZA              Director                               September 21, 1994
- ------------------------------------------
               Joseph L. Vozza

                               INDEX TO EXHIBITS

       EXHIBIT NO.                                   DESCRIPTION
       ------------   -------------------------------------------------------------------------
A.     2(a)*          Amended and Restated Agreement and Plan of Merger, dated as of August 26,
                      1994, by and among Valley National Bancorp, Valley National Bank, Rock
                      Financial Corporation and Rock Bank, included as Appendix A to the Proxy
                      Statement/Prospectus
       2(b)*          Stock Option Agreement, dated July 5, 1994, by and between Valley
                      National Bancorp and Rock Financial Corporation (included as Appendix B to the Proxy Statement/Prospectus).
       5              Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered.
       8              Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger.
       10(a)**        "Employment Agreements" dated June 6, 1986 between Valley, VNB and Gerald
                      H. Lipkin and Sam P. Pinyuh, is hereby incorporated by reference from the
                      Registrant's Form 10-K Annual Report for the fiscal period ending
                      December 31, 1992.
       10(b)**        "The Valley National Bancorp Long-Term Stock Incentive Plan" dated
                      January 19, 1994, is hereby incorporated by reference from the
                      Registrant's Notice of Annual Meeting of Shareholders and Proxy dated
                      March 1, 1994.
       10(c)**        "Warrant Agreement" by and between Valley National Bancorp and Valley
                      National Bank, Trust Department governing the terms of 450,000 warrants to purchase Valley National Bancorp common stock dated as of December 31,
                      1990, is hereby incorporated by reference from the Registrant's Form 10-K
                      Annual Report for the fiscal period ending December 31, 1990.
       10(d)**        Amendment to "Employment Agreements" between Valley, VNB and Gerald H.
                      Lipkin and Sam Pinyuh dated December 10, 1991, is hereby incorporated by reference from the Registrant's Form 10-K Annual Report for the fiscal period ending December 31, 1991.
       10(e)**        "Employment Agreement" dated December 10, 1991 between Valley, VNB and
                      Peter Southway, is hereby incorporated by reference from the Registrant's
                      From 10-K Annual Report for the fiscal period ending December 31, 1991.
       10(f)          "Severance Agreements" dated August 17, 1994 between Valley, VNB and
                      Gerald H. Lipkin, Peter Southway and Sam P. Pinyuh.
       13(a)**        Valley National Bancorp Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 1994.
       13(b)          Rock's 1993 Annual Report Stockholders, except for the Chairman's and
                      President's letter and lists of Rock's and the Bank's management.
       23(a)          Consent of KPMG Peat Marwick LLP.
       23(b)          Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto).
       23(c)          Consent of Ryan Beck & Co.
       24***          Powers of Attorney of directors of Valley National Bancorp, in favor of
                      Gerald Lipkin and/or Peter Southway.
C.     4(b)*          Fairness Opinion from Ryan Beck (included as Appendix C to Proxy
                      Statement/Prospectus).

- ---------------
   * Included elsewhere in this registration statement.

  ** Incorporated by reference from other filed documents, as indicated.

 *** To be filed by Amendment.